As filed with the Securities and Exchange Commission on September 8, 1998 Registration No. 333-________________

                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM SB-2
                        REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933

                    CHRONICLE COMMUNICATIONS, INC.
         (Exact name of registrant as specified in its charter)
GEORGIA                                2711                        58-2235301
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
of incorporation              Classification Code Number)   Identification No.)
or organization)

         140 FIRST AVENUE N.E, CAIRO, GEORGIA 31728 (912) 377-2111 (Address, including zip code, and telephone number, including area code, of  registrant's principal executive offices)

                  Mr. John V. Whitman, Jr., President
                        140 First Avenue N.E
                        Cairo, Georgia 31728
          Telephone: (912) 377-2111 Facsimile: (912) 377-7748
(Address, including zip code, and telephone number, including area code, of registrant's agent for service)

                    COPIES OF COMMUNICATIONS TO:
                      Jackson L. Morris, Esq.
                     3116 West North A Street
                       Tampa, Florida 33609
         Telephone:  (813) 874-8854  Facsimile:  (813) 873-9628

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each                          Proposed       Proposed
class of securities  Amount to be       Maximum        Maximum    Amount of
to be registered     registered   offering price per  aggregate  registration
                                         share                       fee
------------------------------------------------------------------------------
Common Stock,
no par value        3,060,453            $0.47       $1,434,434     $434.67
                    ----------------------------------------------------------
 Total:             3,060,453                        $1,434,434     $434.67

*Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 (the "Securities
Act").   This estimate is based upon the average of the bid and asked quotations for the Common Stock on the day prior to filing this Registration Statement, $.125 and $.8125, respectively.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT
ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


CROSS REFERENCE SHEET
Sets forth the location in the prospectus of the information required to be included in the prospectus in response to the items in Form SB-2.

Item of Form SB-2                            Location in Prospectus
Item 1.  Front of registration statement
and outside front cover of prospectus.       Outside front cover of prospectus.
Item 2.  Inside front and outside back
cover pages of prospectus.                   Inside front cover and outside
                                             back cover of prospectus and
                                             Additional Information.
Item 3.  Summary information and risk
factors.                                     Risk Factors.
Item 4.  Use of proceeds.                    Use of Proceeds
Item 5.  Determination of offering price.    Distribution of Shares
Item 6.  Dilution.                           Not applicable.
Item 7.  Selling security holders.           Selling Stockholders.
Item 8.  Plan of distribution.               Distribution of Securities.
Item 9.  Legal proceedings.                  Business-Legal Proceedings.
Item 10.  Directors, executive officers,
promoters and control persons                The Company, Management,
                                             Principal Stockholders.
Item 11.  Security ownership of certain
beneficial owners and management.            Principal Stockholders.
Item 12  Description of securities.          Description of Securities.
Item 13.  Interest of named experts and
counsel.                                     Interest of Counsel, Experts.
Item 14.  Disclosure of Commission
position on indemnification for
Securities Act liabilities.                  Management.
Item 15.  Organization within last
five years.                                  The Company.
Item 16.  Description of business.           Business.
Item 17.  Management's discussion and
analysis or plan of operation.               Management's Discussion and
                                             Analysis of Results of
                                             Operations and Financial
                                             Condition and Plan of Operations.
Item 18.  Description of property.           Business, Property and Personnel.
Item 19.  Certain relationships and
related transactions.                        Certain Transactions with
                                             Management and Others.
Item 20.  Market for common equity
and related stockholder matters.             Market Price of and Dividends
                                             on Common Stock and Related
                                             Stockholder Matters.
Item 21.  Executive compensation.            Management-Management Compensation.
Item 22.  Financial statements.              Financial Statements.



SUBJECT TO COMPLETION. PRELIMINARY PROSPECTUS DATED SEPTEMBER 8, 1998.
                  Publisher of the South Georgia Chronicle
                      CHRONICLE COMMUNICATIONS, INC.
       560,452 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS
          2,500,000 SHARES OF COMMON STOCK OFFERED BY THE COMPANY

	560,452 shares of Common Stock of Chronicle Communications, Inc. (the "Company") offered hereby are being offered and sold by selling stockholders ("Selling Stockholders") for their own account in open market or block transactions. See, "Selling Stockholders". The Company will not receive any proceeds from the Offering made by the Selling Stockholders. Selling Stockholders may sell shares to or through broker-dealers and the broker-dealers' compensation may be in the form of discounts, concessions or commissions from the Selling Stockholders and commissions from or mark ups charged to purchasers. The Selling Stockholders and participating broker-dealers may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended, (the "Securities Act"), in which event any discounts, concessions or commissions they receive, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The Company believes none of the Selling Stockholders have underwriting or selling arrangements for their Shares. See "Distribution of Shares".
	2,500,000 shares of Common Stock of the Company offered hereby are being offered and sold by the Company. The Shares offered by the Company will be offered by the Company's directors and officers who will not be specially compensated therefore. The Shares offered by the Company are expected to be sold in negotiated transactions to investors and sold to securities broker-dealers, none of which will purchase more than five percent of the Common Stock offered hereby by the Company. In both cases, the price at which the Company will sell the shares is expected to be related to the then current bid and asked quotations for the Common Stock on the OTC Bulletin Board.
There is no assurance the Company will sell any of the Shares which it is offering. See, "Distribution of Shares".
	The Common Stock offered by both the Selling Stockholders and by the Company is referred to herein as "Shares" and the offering thereof as the "Offering".
	The Company's Common Stock is quoted on the OTC Bulletin Board under the trading symbol of CRNC. On the day prior to the date of this Prospectus, the high bid and low asked quotations for the Company's Common Stock were $.125 and $.8125, respectively.
	The Company presently publishes two editions of a weekly community shopper style tabloid newspaper under the title of the South Georgia Chronicle. The South Georgia Chronicle contains personal and commercial classified advertising and commercial display advertising for local and regional businesses. The South Georgia Chronicle offers full process color photography and graphics in commercial advertising. The South Georgia Chronicle is presently published in a Thomas County Edition and a Houston County Edition is planned, which have a combined free weekly distribution of 25,000 copies. Thomasville is the principal city in Thomas County and Warner Robbins is the principal city in Houston County, both in Soutwest Georgia. The Company plans to expand to twenty editions of the Georgia Chronicle across Georgia and to acquire additional specialty advertising and news products in print media.

AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.
See "RISK FACTORS."
THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.
          The date of this Prospectus is _________ ____, 1998
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

REPORTS TO SECURITY HOLDERS
	The Company intends to furnish to security holders annual reports containing audited financial statements and unaudited financial statements for each of the first three quarters of each fiscal year. In addition, the Company may from time to time furnish to security holders additional information about the Company and its business as deemed appropriate by Management.

TABLE OF CONTENTS

The Company
Risk Factors
Use of Proceeds
Capitalization
Selected Financial Data
Management's Discussion and Analysis of Financial Condition and Results of
  Operations and Plan of  Operations
The Business
Management
Management Compensation
Employee Bonus Plan
Certain Transactions with Management and Others
Principal Stockholders
Description of Securities
Selling Stockholders
Distribution of Shares
Market Price of and Dividends on Common Stock and Related Stockholder Matters Shares Available for Future Sale
Legal Matters
Experts
Additional Information
Index to Financial Statements

	No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this
Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Shares in a jurisdiction to any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction or in which the person making such offer or solicitation is not qualified so to do.  Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus.
	Until ______________, 1998 (40 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may by required to deliver a Prospectus.
This Requirement is in addition to the obligation of dealers to deliver a
Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE COMPANY
	Chronicle Communications, Inc., (the "Company") was
incorporated in Georgia on April 5, 1996, under the name of JMAR
Communications, Inc., and changed its name to Chronicle
Communications, Inc. effective July 30, 1997.  The Company's founder is John V. Whitman, Jr., the Company's chairman and president.  The
Company was organized for the purpose of filling the market left by the closure of the Crisp Area Advertiser, a publication of Gray
Communication Systems, Inc.  The Company employed the terminated personnel of that company, in the production of the Company's Crisp
Area Penny Saver, a shopper style tabloid newspaper distributed free to the community.  Subsequently, the Company employed most of the terminated sales personnel and reporting staff of the South Georgia News and Shopper, a publication of Gray Communications Systems, Inc. in
Grady County, Georgia in production of the South Georgia Chronicle, the Company's second shopper style tabloid newspaper distributed by third class mail to the community, which also included community news and school sports coverage from Grady County.  Thereafter, Gray Communication
Systems, Inc. ceased publication of the South Georgia News and
Shopper.  Mr. Whitman, the Company's founder, did not have a non competition agreement with Gray Communications Systems, Inc. and neither Mr. Whitman nor the Company acquired any assets of Gray
Communication Systems, Inc.  Mr. Whitman, as the vice president of
Phillips Publishing, Inc., had founded the South Georgia News and
Shopper prior to its acquisition by Gray Communication Systems, Inc.
and, subsequently, as president of two Gray Communication Systems,
Inc. subsidiaries had managerial oversight of Crisp Area Advertiser. On November 10, 1996, the Company published the first issue of The
Sunday South Georgia Chronicle, a broadsheet (full size) newspaper in
Grady County, which took over community news and school sports coverage from its sister publication, the South Georgia Chronicle, and expanded coverage to include selected state, regional, national and international news, sports and comics through full Associated Press membership. The Company received an award from Associated Press for excellence in color sports photography for 1996, specifically the award was given for a photograph taken at night time during the high school football state playoffs. On October 5, 1997, the Company published the first issue of The Sunday South Georgia Chronicle - Crisp County edition, expanding the Sunday publication into a zoned edition weekly newspaper. On February 8, 1998, the Company published the final editions of The Sunday South Georgia Chronicle in both Grady County and Crisp County and, effective with the February 18, 1998 editions, changed the name of the Crisp Area Penny Saver to the South Georgia Chronicle-Crisp County Edition, restored the community news coverage to South Georgia Chronicle-Grady County Edition and added
community news and school sports coverage to South Georgia
Chronicle-Crisp County Edition. The two editions of the South Georgia Chronicle served Crisp County and Grady and Thomas Counties until
August 12, 1998.   After that date, the Company relocated the Grady
County Edition to Thomas County, published for the first time on September
1, 1998, and plans to publish the relocated Crisp County Edition in Houston County in the near future.
	At incorporation, the Company was authorized to issue 100,000 common shares. Effective March 18, 1997, the Company increased the number of authorized common shares to 12,000,000 shares and completed a stock split of sixty for one approved on October 24, 1996. Effective July 30, 1997, the Company increased the number of authorized shares to 35,000,000 common shares, completed a stock split of two for one approved on March 11, 1997 and authorized 7,500,000 shares of voting convertible preferred stock which was issued to Mr.
Whitman and his wife. On September 29, 1997, Mr. and Mrs. Whitman voluntarily surrendered the preferred stock for cancellation, believing that the preferred stock was not in the best interest of the stockholders. Effective on December 15, 1997, the Company's Common Stock was reverse split one share for each two shares. Effective on July 1, 1998, the Company's Common Stock was reverse split one share for each four shares.
	The Company's executive and production offices are located at 140 First Avenue N.E., Cairo, Georgia 31728, its telephone number is
(912) 377-2111 and its telephone facsimile number is (912) 377-4202.
The Company's website is at www.chronicleinc.com.

RISK FACTORS
	Investment in the Shares involves a high degree of risk. The following risk factors should be considered carefully in evaluating the Company, its business, condition and prospects (financial and otherwise) before purchasing any of the Shares. These risk factors are not necessarily exhaustive and additional risk factors, if any, may be material or have significance to an individual investor. Many investment opportunities involve risk factors or a risk of loss, including the existence of the normal and extraordinary risks.  The existence of these risk factors and possibly others should not necessarily be the sole determining factor in whether or not to purchase Shares. All of the information in this Prospectus should be carefully considered in connection with the risk factors described below.
	This Prospectus contains forward looking statements which
involve risks and uncertainties. Those statements appear in a number of places in this Prospectus and include statements regarding the intent, belief and current expectations of the Company, its directors and management with respect to, among other things:  (i) the Company's expansion plans; and (ii) prospects for increased revenues and profitability. Prospective purchasers of the Shares are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward looking statements as a result of various factors, many of which are beyond the control of the Company. The accompanying information contained in this Prospectus, including without limitation the information set forth under the headings "Risk Factors", "Management's Discussion and
Analysis of Financial Condition and Results of Operations" and
"Business", identifies important factors which could cause or contribute to such differences
RISKS RELATED TO BUSINESS AND OPERATIONS-
	Limited operating history.  The Company began operations April
5, 1996 with a shopper product in one market.  Subsequently, the
Company expanded operations with introduction of a shopper product in a second market and later a traditional Sunday newspaper in both markets.  The Company has terminated publication of the Sunday newspaper and relocated both editions of its shopper product into new markets. The Company has financed its operations to date with sales of
Common Stock for cash and services, including part of the Shares offered by the Selling Stockholders, contributions of property and money from its founder and proceeds of a bank loan.  The Company has incurred a $115,338 loss from operations through the first fiscal period ended September 30, 1996, a $872,383 loss from operations for the year ended September 30, 1997 and a $575,175 loss from operations for the nine months ended June 30, 1998.  There is no assurance the Company will be able to generate sufficient revenues from advertising sales to become profitable in future periods or to successfully introduce its
Georgia Chronicle into additional markets.  Without sufficient revenues, the Company will be unable to create value in the Shares and to pay dividends. The Company is subject to the risks inherent in any new business, including complications, delays, unexpected costs and uncertainties. See "Description of Business."
	Limited liquidity and financial resources.  The Company has
limited liquidity as a result of negative cash flow to date and its liquidity has been limited to the sale of Common Stock, proceeds of a bank loan, collections of accounts receivable and generation of additional accounts receivable, primarily from sales of commercial display advertising in its products. The Company expects limited liquidity to continue until the savings to be realized as a result of terminating the Company's Sunday newspapers, with the last edition on February 8, 1998, and the community news and local sports content of its community shopper products on August 12, 1998 are realized in the Company's operating performance and the Company is able to expand its community shopper products into additional markets, of which there is no assurance. The Company plans to sell additional shares of its Common Stock pursuant to this Prospectus in order to provide capital for the planned introduction of the Georgia Chronicle in additional markets; but, there is no assurance that additional Common Stock can be sold or that any other financing will be available in the amount then needed to expand its operations into additional markets or, if it is available, that the terms thereof will be acceptable to the Company. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.
	Dependence on key personnel.  The Company is dependent upon
the knowledge, efforts and abilities of John V. Whitman, Jr., its founder, chairman and president, with respect to the conduct of its current operations and implementation of the Company's plan to expand into other markets with additional shopper products.  Marsha B. Whitman, the Company's Grady County sales manager, has contributed
significantly to the Company's advertising sales performance in the Grady County and surrounding market and to the general management of the Company, but is not considered an indispensable or key employee.  Mr. and Mrs. Whitman, who are married, devote all of their respective working time to the business of the Company.  The
Company is dependent upon Mr. Whitman because of his extensive involvement with the development of the Company's business and prior publishing experience. The Company's dependence on Mr. Whitman is particularly important during the period prior to the Company reaching a level of operations at which it has the financial ability to attract and retain executive officers at market rates of compensation and benefits who are not founders and major stockholders of the Company.  The
Company does not expect to have a need for additional executive management or to be in a position to pay the salaries and benefits typically required by such unaffiliated executives until it has achieved expansion into a substantial number of additional Georgia markets, of which there is no assurance.  The termination of employment by Mr. Whitman for any reason in the near future could be expected to have a materially adverse effect on the Company because the Company may not be able to find a replacement for Mr. Whitman who has his level of dedication to the Company, except for a person who would require a salary and benefits package which at the present time would exceed the Company's financial resources.  At present, Mr. Whitman has a short term written employment agreement with the Company, but together with Mrs. Whitman they are the Company's largest stockholder and the Company's board of directors has unanimously approved a five year employment agreement for Mr. Whitman which is planned to be prepared in writing in the near future. The Company is depending upon Mr.
Whitman as the Company's founder and majority stockholder for his dedication, commitment and financial interest in the Company as a basis for his continuing employment with the Company, regardless of its financial condition at any particular time.
	Risks associated with statewide expansion.  There is no assurance the Company will be able to successfully implement its plan to expand the Georgia Chronicle into additional markets across Georgia.
This risk is associated with availability of capital or revenues to fund the costs of such expansion and to some extent with the Company's ability to identify and employ in each such additional market sales personnel who are capable of carrying out the Company's plan under the direction of management.
	Competition.  The Company's South Georgia Chronicle
competes against shopper products published by others, including national, regional and independent operators, and the Company expects its future Georgia Chronicle editions to face similar competition.  There is no assurance that the Company's Georgia Chronicle will be able to compete successfully against the print advertising media which are already established in the markets into which the Company may plan to expand the Georgia Chronicle.
	Lack of dividends.  The Company has not declared or paid
dividends on its Common Stock, which includes the Shares, and may elect to retain all or most of its net profits, if any, in the foreseeable future to provide operating capital and funding for capital investment in the Company's business.  The Company cannot predict if or when it will have current and retained earnings or surplus from which to legally declare and pay dividends.  There is no assurance as to if or when the
Board of Directors will declare a dividend on the Common Stock, which includes the Shares.
	Voting control by management stockholders.  Mr. Whitman, who is a director and an executive officer of the Company, and Mrs.
Whitman jointly own 763,760 shares of the Company's Common Stock
(62,500 of which are included for sale in a concurrent offering made by a Prospectus dated July 23, 1998) and Mr. Whitman holds Common
Stock Purchase Options for 94,558 shares of Common Stock at the date of this Prospectus, or 38.35 percent of the voting stock outstanding, before sale of any the 62,500 shares and 25.7 percent, assuming the sale of all 62,500 shares by Mr. and Mrs. Whitman, the Company sells all
2,500,000 offered hereby and Mr. Whitman exercises all his Common
Stock Purchase Options. In addition, Jackson L. Morris, a director and secretary of the Company owns shares and Common Stock Purchase
Options for 9.62 percent before the offering made hereby and 7.05 percent, assuming the Company sells all 2,500,000 shares offered hereby.  See, "Management Compensation-Common Stock Purchase
Options" and "Principal Stockholders".  Each issued and outstanding share of the Common Stock is entitled to one vote on each nominee for a directorship. The Company's Articles of Incorporation do not authorize cumulative voting for the election of directors. Any person who controls or can obtain more than fifty percent of the votes cast for the election of each director will control the election of all directors. Accordingly, it is likely the stockholders who are also the directors and management of the Company hold a sufficient number of votes to elect all of the directors of the Company and other Selling Stockholders who have not sold all their
Shares and the purchasers of those Shares, which are sold will not be able to elect any directors.
RISKS RELATED TO THE OFFERING-
	No assurance of active public market for Shares; Volatility.  At the date of this Prospectus, there is a limited public trading market for the Shares; and, there is no assurance an active public trading market will develop.  Development of an active trading market for the
Company's Common Stock may depend upon the interest in the
Company of securities market makers, the investing public and institutional investors, which may depend in turn on the Company's revenues, profits and prospects.  The prices of securities of companies which are in limited supply and traded in the over-the-counter public securities markets, which could describe the Company, are typically volatile.  Furthermore, the Company's Common Stock is quoted on the
OTC Bulletin Board, instead of the NASDAQ Small Cap Market or a regional exchange.  That quotation medium is believed to have an adverse impact on the interest of some securities brokerage firms and of public investors for the securities quoted there.
	Possible negative effect of Common Stock available for future sale.  813,760 shares of the Company's Common Stock  owned for more than two years by "affiliates", as defined in Rule 144 under the
Securities Act of 1933, are not registered for sale by such affiliates under that Act. These shares are available for sale by each such holder pursuant to Rule 144.  Shares issued upon exercise of 258,448 Common
Stock Purchase Options will be "restricted securities", as defined in that Rule, owned by affiliates and after one from the date of issue may be sold by each such holder pursuant to that Rule. That Rule provides that shares held by affiliates and restricted securities may be sold in limited amounts during any three month period pursuant to the requirements of
Rule 144 or in larger amounts if registered under that Act.  The offer of a significant number of such shares of Common Stock in the future in the public trading market at or about the same time pursuant to Rule 144 or pursuant to a subsequent registration statement under that Act could have a depressive effect on the public market price of the Shares.
	Trading limitations on stock at a market price of less than $5 per share. The quotations for the Company's Common Stock on the OTC
Bulletin Board has been less than $5 per share.  Management cannot predict the market price of the Common Stock in the public market at any time in the future.  At any time the quoted market price is less than $5 per Share, certain larger stock brokerage firms may prohibit purchase or sale of the Common Stock in their customers' accounts. All securities brokerage firms effecting purchase orders for new clients in the Shares at a time when the Shares have a market bid price of less than
$5 per share are required by federal law to send a standardized notice to such new clients regarding the risks of investing in "penny stocks", to provide additional bid, asked, broker compensation and other information to the new customer and to make a written determination that the Shares are a suitable investment for the new client and receive the new client's written agreement to the transaction, unless the client is an established client of the firm, prior to effecting a transaction for the client. These business practices may inhibit the development of a public trading market for the Common Stock during periods that the price is less than $5 by both limiting the number of brokerage firms which may participate in the market and increasing the difficulty in selling the
Common Stock.    Management cannot predict if or when the Company
will qualify to have its Common Stock traded on NASDAQ or a regional or national securities exchange, which would, if admitted to trading in any such market, exempt transactions in the Common Stock, regardless of the market price, from the disclosure laws described herein.
USE OF PROCEEDS
	There is no assurance as to if or when the Company may receive net proceeds from the sale of the 2,500,000 Shares offered by the Company by this Prospecuts. Furthermore, the price or prices at which the Company sells the Shares, if any are sold, cannot be predicted; nor, can the Company predict the uses and needs it may have for the net proceeds at the time of such sale or sales. Accordingly, the Company cannot predict either the total amount of the actual net proceeds, if or when they may be received or how they may be used. In general, the Company anticipates using the net proceeds for working capital and capital investment required by its expansion plans. See, "Business-Expansion Plans" and "Distribution of Shares".
CAPITALIZATION
	The following table sets forth the capitalization of the Company at June 30, 1998. This table should be reviewed in conjunction with the financial statements of the Company and the notes thereto included elsewhere in this Prospectus.

                                                     At June 30, 1998
                                                   ---------------------
Long term debt, net of current maturities:               $108,736
                                                      ------------
Equity:  (1)
Common stock, no par value, 35,000,000
shares authorized; 2,076,191 shares issued;
2,021,191 shares outstanding                            1,749,786

Accumulated earnings <deficit>                         <1,562,896>
                                                      ------------
                                                          186,890
Less treasury stock, at cost, 55,000 shares               <55,000>
Total stockholders' equity                                131,890
Total capitalization                                     $812,687
                                                      ============

Subsequent to June 30, 1998, the Company has issued an additional
151,599 shares of its Common Stock at an average value of $.16.
SELECTED FINANCIAL DATA
	The following table presents selected financial data at the dates and for the periods set forth below. The table should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

                                      April 5, 1996           to Nine Months
                    Year ended     (date of inception) to      ended June 30,
                September 30, 1997  September 30, 1996    --------------------
                                                            1998        1997
                                                              (unaudited)
                ----------------      --------------      ---------  ---------
Statement of
Operations Data:
 Sales                $645,051          $377,384          $430,143    $505,714
 Cost of sales       1,000,144           333,440           638,733     690,341
                    -----------       -----------       ----------- -----------
 Gross profit         <355,093>            3,944          <208,590>   <184,627>
 Operating expenses    517,290           119,282           366,585     191,006
                    -----------       -----------       ----------- -----------
 Net loss            $<872,383>        $<115,338>       $ <575,175> $ <375,633>
                    ===========       ===========       =========== ===========

Loss per
 common share:       $ <.59>           $  <.11>         $  <.30>     $ <.27>
                     =======           ========         ========     ========

Weighted average
 common shares
 outstanding:        1,473,131         1,083,804         2,053,111   1,546,232
                    ===========       ===========       ============ =========

                                 At September 30, 1997       At June 30, 1998
                                -----------------------   --------------------
                                                                (unaudited)
Balance Sheet Data:
 Working capital <deficiency>          $<137,418>               $<469,725>
 Total assets                           $797,020                 $812,687
 Long term obligations,
  less current portion                  $128,474                 $108,736
  Total stockholders' equity            $304,103                 $131,890

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATIONS
	The Company began operations on April 5, 1996.  The
Company's fiscal year begins on October 1 and ends September 30 of the following year.  The Company's first fiscal "year" was a period of five months and twenty-six days.  The operating activity in this period ended September 30, 1996 was limited to organizational expenses, equipment purchases and expenses of and revenues from publication of twenty-four issues of the Crisp Area Penny Saver and twenty-three issues of the South Georgia Chronicle, both community news and shopper style tabloid newspapers.  The operating activity for the year ended September 30, 1997 reflects one full year of operations with the
South Georgia Chronicle and the Crisp Area Penny Saver, the shopper style tabloid newspapers, and forty-seven issues of The Sunday South
Georgia Chronicle in Grady County, the Company's full sized Sunday newspaper, which began publication on November 10, 1996.
Accordingly, the operating activities reflected in the financial statements at and for the respective periods ended September 30, 1996 and 1997 are not comparable in terms of either duration or scope of operations.  The nine months ended June 30, 1997 reflects thirty-five issues of The
Sunday South Georgia Chronicle -Grady County Edition and the
comparable period for 1998 reflects nineteen issues of both the Grady
County and Crisp County editions of The Sunday South Georgia
Chronicle, in addition to publication of both shopper style tabloid newspapers throughout the semi annual period.  The Company
terminated publication of both the Grady County Edition and the Crisp
County Edition of The Sunday South Georgia Chronicle with the
February 8, 1998 issues. On August 12, 1998, the Company terminated publication of the South Georgia Chronicle- Grady County Edition and
Crisp County Edition for the purpose of relocating those editions of its community shopper product to Thomas County and Houston County, respectively.  The editions, relocated to Thomas County, first published on September  1, 1998, does not contain community new and local sports content; but, are strictly advertising media.
	The Company anticipated several periods of capital formation and operating losses which management believes are normal for a new business. The Company's investment in facilities and equipment have been based upon the Company's plan to expand into additional markets.
This investment has exceeded the investment which would have been appropriate if the Company had contemplated limiting its operations to its original markets and publications.  Management believes the
Company has achieved and can continue to achieve economies of scale by applying fixed operating costs to more than one publication and through lower increments in production costs for additional publications.
Even though the Company realized these economies by applying the costs of Associated Press membership, related satellite communications equipment and syndicated features in particular, over two zoned editions of The Sunday South Georgia Chronicle,  the Company was unable to achieve the expected profitability from the Sunday products as a result of an unexpected shortfall in display and classified advertising sales revenues.
	LIQUIDITY-
	The liquidity of the Company for the period from inception to September 30, 1996, the year ended September 30, 1997 and the nine months ended June 30, 1998 has been limited to proceeds from the sale of Common Stock, proceeds from a bank loan in the original amount of
$60,000 and collections of accounts receivable from sales primarily of commercial display advertising and to a lesser extent from sales of business classified advertising.  During the year ended September 30,
1997, the Company used cash to repay approximately $6,000 of principal of the loan, leaving an outstanding balance of approximately $54,000. The bank loan was used for working capital. The Company has paid cash for all of its equipment. Property and equipment net of accumulated depreciation totaled $49,070 and $369,920, at September
30, 1996 and 1997, respectively, except for two photocopy machines and a color printer/scanner system, which are leased from the manufacturer.
At June 30, 1998, property and equipment net of accumulated
depreciation was $370,835.  During the year ended September 30, 1997, the Company used $21,806 of cash to purchase a full membership in
Associated Press and related satellite and telecommunications equipment costs.  In October 1996, the Company purchased an 11,000 square foot warehouse at a price of $30,000, which it intended to renovate as its central production facility and corporate offices.  The Company continues to own this building, but has no immediate plans for its use.
The Company used $16,300 of its cash for the down payment.  The
Company has a $14,000 purchase money mortgage note on the property due to the seller on December 1, 1998.  In July 1997, the Company purchased a 25,000 square foot office/warehouse building at a price of $125,984 which the Company is using for its executive offices and production facilities. The Company used $5,000 of its cash for the down payment and an additional $25,000 of its cash for improvements. The
Company has a $118,832 purchase money mortgage note on the property due to the seller in 2012 with an interest rate of eight percent and $1,142 in principal payable monthly, with a ten year balloon payment.
	The Company acquired "Design Ideas", a design graphics and
computer consulting proprietorship, in October 1996 for a price of
$35,000, paying $22,500 of the purchase price in cash, and leasing that firms computer equipment.  The seller recovered the leased equipment from the Company pursuant to court order without reimbursement of the
Company.  Furthermore, the Company's sales staff at the Crisp Area
Penny Saver resigned en mass in March 1997 to form a rival shopper paper which resulted in a decline in revenues for a period of approximately three months and litigation against the former manager.
The Company obtained an injunction against the former manager, which has now expired, and recovered 12,500 shares of the Company's
Common Stock owned by the former manager as damages.  The
Company used cash of approximately $28,000 for payment of legal fees in the two cases in the period ending September 30, 1997.  Both cases have been concluded prior to the date of this Prospectus.  The Company used cash in the periods ended September 30, 1996 and 1997 for advances to stockholders, who are also the Company's executive officers. These advances totaled $99,123 and $315,075 at the end of the respective periods. $115,000 of these advances were repaid by the stockholders in November 1997, leaving an outstanding balance including subsequent advances of $339,516 at June 30, 1998. See, "Certain
Transactions with Management and Others".  The Company's working capital position was a negative $44,810, $137,418 and $469,725 at
September 30, 1996, September 30, 1997 and June 30, 1998,
respectively.  The Company believes the termination of the Sunday editions and eliminations of community news and sports from the shopper products will result in an improvement in the Company's liquidity in future periods.
	Liquidity and capital resources at June 30, 1998.  The
Company's working capital position declined from September 30, 1997 to June 30, 1998, with an increase in negative working capital to
$469,725 at June 30 from $137,418 at September 30.  This condition is the result of a decline in total current assets to $102,336 from $227,025, significantly as a result a payment of advances to stockholders in the amount of $115,000 and an aggregate decline in prepaid and other current items of $10,381, coupled with an increase in total current liabilities. The increase in total current liabilities is a result of increases in bank overdraft by $21,738, notes payable and current maturities of long term debt by $14,535, notes payable stockholders by $86,000, accounts payable by $32,998, accrued payroll liabilities by $77,347 and other accrued liabilities by $4,600.  Both the Company's total current assets and total current liabilities, as well as operating expenses, have been adversely impacted by the costs associated with registration of the Company's common stock for sale by selling stockholders on Form SB-
2 under the Securities Act of 1933, as amended, and the Company's efforts to encourage the development of an active public market for its common stock, principally audit fees and fees paid to investor relations consultants. The Company does not have any credit lines and is dependent upon sales of Common Stock offered hereby for liquidity until such time as net loss can be eliminated through improvement in sales, of which there is no assurance.  The Company's interest only note payable to a bank matured June 18, 1998
and will not be renewed.  See, Note 5 to the Financial Statements included elsewhere in this Prospectus.  The Company's management is committed to increasing the number of products published by both initial starts and acquisitions in new markets. The program of expansion by addition of new starts and by consolidation by acquisition within its market territory envisioned by management will require additional equity funding, of which there is no assurance, to meet the Company's anticipated need for liquidity and capital investment.
	CAPITAL RESOURCES-
	At September 30, 1996 and 1997, respectively, the Company had an investment in computer equipment and publishing software, coin racks and furnishings of $49,070 and $369,920, net of accumulated depreciation. During the nine month period ended June 30, 1998, the
Company did not materially increase its investment in property and equipment.  The Company believes that its production equipment and facilities are sufficient for a total of five editions of the Georgia Chroncile. The Company's expansion plans call for additional investment of approximately $35,000 in production equipment and headquarters office improvements.  Such additional investment is expected to increase the Company's production capacity for the addition of separate editions of the Georgia Chronicle. The Company's headquarters/production facility is expected to be sufficient, subject to additional capital improvements to build out the warehouse space into additional office space as the Company's expansion requires, to accommodate the growth needs of the Company for the planned editions.
Each additional edition of the Georgia Chronicle also will require approximately $3,500 of computer and communications equipment.
Expansion to twenty editions of the Georgia Chronicle is expected to take approximately twelve months, subject to availability of future cash flows and equity or debt funding, if any.
	The Board of Directors has advised management to pursue
acquisition of a six station web printing press for printing the Company's newspapers. The estimated cost of a printing press installed is estimated at $610,000, including approximately $25,000 of capital improvements to the now vacant warehouse area of the Company's
headquarters/production facility and investment in paper inventory of approximately $40,000. The Company has obtained a loan proposal from a commercial finance company for $400,000 for financing of a printing press. The proposal is for a five year loan at a floating rate at 350 basis points over base treasury note index for U.S. Treasury securities with five years remaining to maturity.  Accordingly, the
Company will require approximately $210,000 in equity funding to make the acquisition of a printing press.
RESULTS OF OPERATIONS-
	Years ended September 30, 1996 and 1997.  As stated above,
management anticipated losses from operations during the initial periods of operations. The losses reported during the period from inception to September 30, 1996 and the year ended September 30, 1997 have been more than anticipated.  The Company began operations with a single shopper product in the Crisp County market and added a second shopper product within two weeks in Grady County.  In November 1996 and
October 1997, respectively, the Company added the two editions of The
Sunday South Georgia Chronicle.  At inception, the Company did not plan for the publication of The Sunday South Georgia Chronicle, which was subsequently developed and introduced.  As noted above, the
Company was unable to generate its forecasted levels of advertising revenues from the Sunday editions.  The Company terminated
publication of the Sunday editions with the February 8, 1998 issues in order to focus its efforts on the South Georgia Chronicle, the Company's community news and shopper style tabloid newspapers. The Company's sales since February 8, 1998 have been adversely affected by termination of the Sunday editions;  although related expenses have more than offset reduction in revenues. Management believes the Company can become profitable in future periods in part as a result of eliminating costs of approximately $366,000 per year which were attributable to the Sunday editions.
	Aggregate classified and display advertising revenues for both editions of The Sunday South Georgia Chronicle were $61,372 and
$39,002 for the year ended September 30, 1997 and the six months ended March 31, 1998.  Since termination of The Sunday South Georgia
Chronicle in February 1998, the Company has experienced an increase in advertising revenues for its shopper products which more than offsets the revenues which management believes would have been generated from The Sunday South Georgia Chronicle, if publication had not been terminated. Management believes this is a result of eliminating the pricing structure which favored simultaneous advertising in both the shopper products and The Sunday South Georgia Chronicle.
Subscription revenues for The Sunday South Georgia Chronicle were
$7,520 and $16,597 for the respective periods.  Termination of The
Sunday South Georgia Chronicle resulted in refunds in the nine-month period ended June 30, 1998 of approximately $3,900 in unearned subscriptions collected through June 30, 1998.
	During the year ended September 30, 1997, the Company
experienced a decline in revenues as a result of the effort by a former manager of the Company's Crisp Area Penny Saver to begin publication of a rival shopper product.  This decline in revenues, estimated at
$130,000, continued for approximately six months before the Company through litigation and increased selling effort was able to fully recover the advertiser base for the Crisp Area Penny Saver.  The time and attention of management was partially diverted from the Company's normal business affairs and expansion plans by this litigation during this three month period. During that year, the Company was also deprived of anticipated revenues by the loss of design and computer consulting operations related to "Design Ideas".  During the year ended September
30, 1997, the Company incurred approximately $29,200 in nonrecurring legal expense in connection with the litigation in these matters.
	The nine-month periods ended June 30, 1998 and 1997.  The
results of operations for the nine months ended June 30, 1998 reflect revenues and expenses related to publication of the South Georgia
Chronicle in Grady County, The Sunday South Georgia Chronicle-
Grady County Edition from the beginning of the period to February 8,
1998, The Sunday South Georgia Chronicle- Crisp County Edition
beginning October 5, 1997 and ending February 8, 1998 and the South
Georgia Chronicle in Crisp County.  Results of operation for the corresponding nine months ended June 30, 1997 reflects revenues and expenses related to the publication of the South Georgia Chronicle in
Grady County, The Sunday South Georgia Chronicle- Grady County
Edition beginning November 10, 1996 and the Crisp Area Penny Saver
(re-named, the South Georgia Chronicle- Crisp County Edition).
Significant changes have occurred since February 8, 1998 when both editions of The Sunday South Georgia Chronicle ceased publication.
Revenues have decreased $75,571 for the nine months ended June 30,
1998 compared to 1997.   The entire decrease can be attributed to the
closure of both editions of The Sunday South Georgia Chronicle.
Certain operating expenses decreased for the period for the same reason. Printing expense was decreased by $87,152, Sunday syndicated expense, included in cost of sales decreased by $19,897 and payroll attributed to cost of goods sold decreased 27.3% between February 1, 1998 to June
30, 1998.  Net loss for the nine-month period ended June 30, 1998 increased to $575,175 compared to $375,633 in 1997.  This loss is partially attributable to other expense items included in general and administrative expense, such as legal & professional services, stock transfer costs, depreciation expense, directors' fees, president's compensation (booked but not paid) and consulting fees, and to interest expense which rose to $25,728 for the nine-month period ended June 30, 1998 compared to $12,163 for the period in 1997. Net cash used by operating activities improved by $115,302 and, although the loss per share rose to
$.30 for the nine months ended June 30, 1998 compared to $.27 for the same period in 1997.  The Company continued to incur certain costs associated with the Sunday news products through the second quarter, despite discontinuance of those editions after February 8, 1998, and into the third quarter.  Management believes the expenses attributed to existing properties will continue to demonstrate improvement while revenue growth for the fourth quarter are expected to improve the
Company's operating results for the year ending September 30, 1998.  It should be noted that future revenues which can be generated from the
Company's two existing products are expected to be insufficient to absorb fully the expenses associated with ongoing compliance with the reporting requirements under Section 15(d) of the Securities Exchange Act of 1934, as amended, and related but necessary investor relations programs. Management believes that growth in the Company's product base through initial starts and acquisitions in new markets is essential to the Company's ability to enjoy net profits adequate to provide a return to its stockholders.
THE BUSINESS
	The Company publishes two editions of a weekly community
shopper style tabloid paper under the title of the South Georgia
Chronicle. The South Georgia Chronicle contains personal and business classified advertising and commercial display advertising. The
Company utilizes newspaper racks placed in high traffic locations throughout each of the markets to accomplish additional distribution of the Company's shopper papers.  The South Georgia Chronicle offers full process color photography and graphics in commercial advertising. The existing Thomas County Edition and a Houston County Edition of the
South Georgia Chroncile will have a combined free weekly distribution of 25,000 copies. Thomasville is the principal city in Thomas County and
Warner Robbins is the principal city in Houston County, both in
Soutwest Georgia.
	The Company's Internet site currently provides Company stock and financial information, news and sports of local interest, regional advertising, Company awards and testimonials, print advertising rates, Internet services rates and information and links to Georgia's weather, agricultural, entertainment and other Web sites.
EXPANSION PLANS-
	The Company plans to introduce eighteen additional Georgia
Chronicle editions in selected counties across Georgia which management has determined have sufficient commercial and economic bases to support several print media products.  Each county in the
Company's expansion plan has an aggressive Industrial Development
Authority which has an history of successful recruitment of new business and industry.  Management believes the Company can quietly expand into a new market while introducing commercial advertisers and readers to the concept of high quality, low priced print advertising.  The
Company's goal is to open three new markets per month, subject to available future cash flows and equity or debt financing, if any. Each edition of the Company's Georgia Chronicle will carry the appropriate geographic designation, such as South Georgia Chronicle.
	The Company is committed to an expansion program, subject to available funding.  Management believes the Company must expand its products into new markets, with initial starts and consolidation within its industry by acquisition of existing shopper and news specialty products, as well as small weekly and daily newspapers. A recent edition of the Bithlo-Cribb report recommends that daily newspaper companies broaden their base with the addition of weekly publications, suggesting that weekly newspapers are a bargain at seven to nine times cash flow compared to the limited number of daily newspapers available for acquisition which command ten to sixteen times cash flow.  The report states:  "the geographic hub and spoke or cluster approach has consistently proven a winner."  The report goes on to reflect that large media groups are beginning to recognize the shopper publication industry as solid and profitable, with founders of older shopper publications bringing in younger management or selling out.
Management believes the Company is positioned to benefit from these trends.  Beginning at the Company's founding, management has developed the Company's infrastructure for the hub and spoke structure, with a view to expansion and acquisitions. Subject to available funding, management intends to pursue an aggressive expansion and acquisition program. There is no assurance that any or adequate funding will be available, and if available, that the terms will be acceptable to the
Company.
	The Company plans to expand its Internet site to provide
advertisers with added value through a statewide classified advertising data base, with emphasis on employment advertising.  The Internet site will include links to Chambers of Commerce and Corporate Relocation Departments across the United States.
	The Company is actively evaluating the purchase of existing
publishers of specialty newspapers which the Company believes are priced below market value and have synergism with the Company's product mix.  The Company's objective is to expand into markets which are not saturated by numerous print media companies. The Company's acquisition focus is on niche products with a delineated readership.
SALES-
	The Company employs commissioned sales personnel to solicit advertising from merchants and businesses in its respective market areas. PRODUCTION-
	The Company has centralized all composition and production
functions, other than printing at the present time, at its headquarters/production facility in Cairo, Georgia. Centralization of these functions results in production economies, including more intensive use of equipment and personnel.  Modern computer and communications technology enables advertising copy gathered at the
Company's remote sales offices to be transmitted to the centralized production department for page layout and ad building in both current editions and planned future editions of the Georgia Chronicle. By composing all editions in a central production department, the Company is able also to realize quality assurance. The Company expects to require no additional production equipment as it opens up the first five new markets. See, "Management's Discussion and Analysis of Financial Condition and Results of Operations-
	At the present time, the Company contracts with United Printing and Publishing, Inc. in Tampa, Florida for printing of its products.
COMPETITION-
	The Company currently publishes the South Georgia Chronicle
in two markets, Thomas County and Houston County, Georgia.  The
Company's Georgia Chronicle competes in the two existing markets and will compete in the expansion markets, if any, with all other print advertising media, including general circulation daily and weekly newspapers and other shopper papers. The competition and its effectiveness will vary from market to market.  A major competitor in almost every market will be the daily newspaper which in most cases will be owned by a national or regional media conglomerate, and all of which have substantially greater experience, financial resources and established market share than the Company. The Company's competition strategy is to provide high quality print at prices below competitors in each market.
	The Company's competition for advertising sales and classified advertising is not limited strictly to print media. Radio and television media also serve the immediate markets which are served by the
Company's products. But print and electronic broadcast media are not generally viewed as being mutually exclusive to advertisers and generally overlap to a significant degree in advertiser usage.
Accordingly, no general or specific discussion of electronic broadcast media is included.
LITIGATION-
	The Company recently has been named as a defendant in a
personal injury suit brought in the Circuit Court for Leon County,
Florida in which the plaintiff's seek damages in excess of $15,000. The suit, Green, et ux, vs. Chronicle Comminications, Inc., Case No. 98-4839,
is based upon injury sustained by an employee of The Tallahassee
Democrat on that company's property over two years ago as a result of actions by a former Company employee.  The Company has been
advised by counsel that the claim should be fully covered by insurance.
	In the ordinary course of business, the Company becomes
involved in litigation from time to time, primarily collections matters.
At the date of this Prospectus, the Company is not involved in any litigation.
OFFICES, EQUIPMENT AND PERSONNEL-
	The Company owns a 25,000 square foot office/warehouse in
Cairo, Georgia,  All executive and composition/production activities for all of the Company's existing and planned editions of the
Georgia Chronicle are and will be located at the Cairo facility.
The Company's Cairo facility is expected to be sufficient for the Company's planned growth. In October 1996, the Company purchased an 11,000 square foot warehouse in Cairo, which it then intended to convert into offices, but which the Company now has no plans to use in the immediate future.
      The Company has made a major commitment to state-of-the-art computer hardware and publishing software. The Company owns a sixteen work station computer network and a central file server expandable to fifty user work stations with a 10-T based ether talk INA system. Installed technology allows full pagination of all products with simplified transport by "zip disk" to the printer. Color proofing and scanning equipment has been installed which eliminates most darkroom procedures. The Company has installed a computer hard drive array which has the capacity for storing of years' worth of customer advertising materials for future use.  The Company expects to require a
new file server in the reasonably near future.   An independent
consultant has evaluated the feasibility and effectiveness of the Company acquiring a printing press for installation at the Company's headquarters. The consultant's evaluation concludes the Company could achieve significant cost savings in printing with its own press operation.
The Board of Directors has authorized management to pursue acquisition of a six unit web press, subject to the availability of funding for the purchase or lease. See, "Business-Expansion Plans" for a description of additional equipment which will be required to implement the Company's expansion plan.
	The Company currently has ten full time employees.  Mr.
Whitman, the Company's president, is the publisher of all the Company's products. The Company employs a bookkeeper, two display advertising sales representatives, one classified advertising sales representatives, one reporter, one circulation manager, one Internet services manager, one administrative assistant, and two compostion/graphic designers.
Accordingly, the Company will require the addition of appropriate personnel, primarily an ad sales person, in each market into which it expands, if any.
MANAGEMENT
	The names, ages and terms of office of directors and executive officers of the Company are set forth in the following table:

Name                     Age      All positions with Company   Director since
-------------------     -----    ----------------------------  --------------
Ronald L. Mallett         48       Director and Treasurer           1997
Jackson L. Morris         54       Director, General Counsel
                                   and Secretary                    1996
John V. Whitman, Jr.      40       Director and President           1996


         Each director is elected by holders of a majority of the Common Stock to serve for a term of one year and until his successor is elected and qualified, which is generally at the annual meeting of stockholders. Non-management directors are paid an annual cash fee of $500 and Common Stock purchase options for their services as directors. See, "Common Stock Purchase Options". Officers serve at the will of the board. The Company may indemnify directors and officers against damages which qualify, in the opinion of the disinterested members of the board, for indemnification under Georgia law and the Company's
Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to Georgia law, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
	Ronald L. Mallett, a director since May 1997 and the treasurer since August 1, 1997 of the Company, is a Vice President and the General Manager of Thigpen Heating & Cooling, Inc. of Jacksonville, Florida, employment which he started in June 1997. From 1990 to June 1997, Mr. Mallett was a vice president of Certified Air Contractors, Inc. of Jacksonville, Florida. Both Thigpen Heating & Cooling, Inc. and Certified Air Contractors, Inc. are regional heating, air conditioning and refrigeration contractors with annual sales of approximately $4 million and $3 million, respectively. Mr. Mallett's duties with each company include sales and operations. Mr. Mallett is a member of the Occupational License Tax Equity Study Commission, a post appointed by the mayor of Jacksonville, Florida, for one year beginning 1995.
From 1990 to 1995, Mr. Mallett was the president of Jacksonville Air Conditioning Contractors Association and in 1990 and 1991 he was a member of the board of the American Subcontractors Association, North Florida Chapter. Beginning in 1994 to the present Mr. Mallett has served on several committees of the Associated General Contractors of North Florida and was elected to the board of that organization in 1996. Mr. Mallett retired from the U.S. Marine Corps in 1990 with the rank of Captain after twenty-three years of service. Mr. Mallett earned a B.S. degree in occupational education (1985) from Southern Illinois
University.
	Jackson L. Morris, Esq., a director and general counsel of the Company since inception and corporate secretary since August 23, 1998, is an attorney in private practice since 1992. He practiced law in Tampa and St. Petersburg, Florida with the law firm of Harris, Barrett, Mann & Dew in 1991 and 1992. Mr. Morris was a founding member of the St. Petersburg, Florida law firm of Greene & Mastry, P.A. in 1984, practicing law with that firm until 1991 and with its predecessor from 1982 to 1984. Mr. Morris' law practice has been primarily in the areas of general corporate, securities and contract law. Mr. Morris is a member of The Florida Bar, The State Bar of Georgia (inactive) and The District of Columbia Bar. He is admitted to practice before the United States Tax Court and Supreme Court of the United States of America.
Mr. Morris earned a B.A. degree in economics (1966) and a Juris Doctor degree (1969) from the Emory University in Atlanta, Georgia and a L.L.M. degree in federal taxation (1974) from Georgetown University
Law Center.
	John V. Whitman, Jr., is the founder, director and president of the Company since inception. In February and March 1996, Mr.
Whitman was planning for a business which became the Company.
From September 1, 1995 into February 1996, Mr. Whitman was the
President of Southwest Georgia Shoppers, Inc., a subsidiary of Gray Communications Systems, Inc., a New York Stock Exchange listed company, (trading symbol GCS) which had purchased the assets of Phillips Publishing, Inc. owner of the Tallahassee Advertiser, The Add Sheet, The South Georgia News and Shopper and The Gadsden News and Shopper. During his brief tenure with Southwest Georgia Shoppers, Inc., Mr. Whitman was assigned the additional responsibilities of president of the Rockdale Citizen Publishing Company, the owner of the Gwinnett Daily Post and The Rockdale Citizen. Mr. Whitman was the vice president and publisher of Phillips Publishing, Inc. from October 1992 to August 1995. Mr. Whitman founded The South Georgia News and Shopper and The Gadsden News and Shopper for Phillips
Publishing, Inc. Mr. Whitman managed thirty-eight full time and forty-three part time employees and exercised full management and financial responsibility for Phillips Publishing, Inc.'s operations. He also served as a consultant and motivational speaker to other Phillips publishing divisions. For seven months in 1992, Mr. Whitman was employed by Southeast Publishing Ventures in the capacity of District Manager, in which he launched a new housing guide for the Treasure Coast of Florida and turned around a new housing guide for the Orlando, Florida market. In 1991 and 1992, Mr. Whitman was engaged in consulting in the publishing industry and efforts to acquire a print media company for his own account. Mr. Whitman attended Hillsborough Community
College and the University of South Florida.
MANAGEMENT COMPENSATION
	Mr. Whitman, the Company's president, and his wife, Mrs.
Whitman, the Company's Sales Manager, did not take compensation during the fiscal period and year ended September 30, 1996 and 1997, and the nine months ended June 30, 1998. Mr. and Mrs. Whitman have contributed their services to the Company during those periods with an estimated fair market value of $39,600 for the fiscal period ended September 30, 1996, $99,400 for the year ended September 30, 1997 and $106,750 for the nine months ended June 30, 1998. The Company has recorded these amounts as a cost of doing business and as contributed capital in the respective periods. On May 1, 1998, the Company entered into an employment agreement with Mr. Whitman through September
30, 1998.  The agreement provides for an annual salary of $120,000.
The Company's cash flow has not permitted payment of this salary to Mr. Whitman, but the salary has been accrued in an amount of $20,000 at June 30, 1998. The Company's payment of compensation to Mr.
Whitman is expected to be limited by the Company's cash flow.  The
Company intends to implement a benefits package, including health insurance, for its employees, which will include Mr. Whitman.
	The Company issued 6,250 shares of its Common Stock to J.
Russell Dalton, a former director and the general manager, as a signing bonus. The Company issued 2,500 to Mr. Dalton and 6,250 shares to Mr. Mallett for agreeing to become directors of the Company.
COMMON STOCK PURCHASE OPTIONS-
	The Company has issued Common Stock Purchase Options to its directors and officers set forth in the following table.

                                            Number of Options
                          -----------------------------------------------------
Name of option holder:    Before sale by Company (1)  After Sale by Company (2)
----------------------    -------------------------   -------------------------
J. Russell Dalton (3)              1,250                       1,250
Ronald L. Mallett (4)             51,250                      51,250
Jackson L. Morris (5)            112,640                     237,640
John V. Whitman, Jr. (6)          94,558                     576,510
                          =========================   =========================
    Total options

(1) Before the sale by the Company of any of the 2,500,000 Shares offered by this Prospecuts.
(2) Assumes sale by the Company of all 2,500,000 Shares offered by this Prospectus.
(3) Mr. Dalton is no longer a director and officer. 1,250 Options for five years beginning October 1, 1997 exercisable at a price equal to seventy percent of the average bid and asked price on the day prior to exercise, unless such shares are registered pursuant to the Securities Act of 1933, in which event the exercise price will be equal to such average.
(4) 1,250 Options for five years beginning October 1, 1997 exercisable at a price equal to seventy percent of the average bid and asked price on the day prior to exercise, unless such shares are registered pursuant to the Securities Act of 1933, in which event the exercise price will be equal to such average. 50,000 Options exercisable at a price equal to fifty percent of the average bid price on the day prior to exercise in the best market for the Company's Common Stock.
(5) 1,250 Options for five years beginning October 1, 1997 exercisable at a price equal to seventy percent of the average bid and asked price on the day prior to exercise, unless such shares are registered pursuant to the Securities Act of 1933, in which event the exercise price will be equal to such average. 111,390 Options and 236,390 Options, respectively exercisable at a price equal to fifty percent of the average bid price on the day prior to exercise in the best market for the Company's Common Stock. Number of Options calculated assuming no
Options are exercised by others.
(6) 1,250 Options for five years beginning October 1, 1997 exercisable at a price equal to seventy percent of the average bid and asked price on the day prior to exercise, unless such shares are registered pursuant to the Securities Act of 1933, in which event the exercise price will be equal to such average. 93,308 Options and 575,260 Options exercisable at a price equal to a percentage of the average bid price on the day prior to exercise as further described below. The number of Options assumes no sale of shares pursuant to the concurrent offering made by the Prospecuts dated July 23, 1998. Number of Options calculated assuming no Options are exercised by others.
	On May 18, 1998 and on August 23, 1998, the Company granted to Mr. Whitman and to Mr. Morris, respectively, perpetual and self renewing Common Stock Purchase Options. These Options are set forth in the table above. In the case of Mr. Whitman, the options are for such number of shares of Common Stock as is necessary at any time, and from time to time, when added to the number of shares of Common Stock which are at such time owned by Mr. Whitman, to equal 21.805%, as adjusted, of the total issued and outstanding shares of the Corporation's Common Stock. The 21.805% percentage will be reduced for sales made by Mr. Whitman, as follows:
the difference between 390,443 (one-half of the shares owned by Mr.
and Mrs. Whitman on the date of grant) and total number of shares sold by Mr. Whitman after December 31, 1997 will be divided by 1,790,380
(the total number of shares issued and outstanding on that date) to determine the adjusted percentage, the outstanding number of shares on the date for which the determination is being made will be multiplied by the adjusted percentage and the number of shares then owned by Mr.
Whitman will be subtracted from the product, the difference being the number of Options which Mr. Whitman is then entitled to exercise. Mr. Whitman's Options are exercisable at a percentage of the average bid price on the day prior to exercise in the best market for the Corporation's Common Stock, as follows: first year-twenty percent; second year-thirty percent; third year-forty percent; fourth year and thereafter-fifty percent. In the case of Mr. Morris, the Options are for such number of shares of Common Stock as are equal to five percent of the Company's issued and outstanding Common Stock at the date of exercise, reduced by the number of Options which Mr. Morris has previously exercised pursuant to these Common Stock Purchase Options. Mr. Morris' Options are exercisable at fifty percent of the average bid price on the day prior to exercise in the best market for the Company's Common Stock.
EMPLOYEE STOCK BONUS PLAN
	The Company has reserved 6,250 shares of its Common Stock for issue at the end of the first thirty-six months of operations in equal shares to the Company's original full time employees who remain employed by the Company at the end of that term. At the date of this Prospectus, Timothy Hale is the only employee remaining eligible to participate in the bonus plan. Mr. Hale is the Company's Internet services manager and prior to that position he was the Editor of the South Georgia Chronicle -Grady County Edition. Mr. and Mrs.
Whitman, Mr. Morris and Mr. Mallet are not eligible to participate in the bonus plan.
CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS
	At inception before the Company began its business, Mr. and Mrs. Whitman contributed cash, certain equipment, primarily photo equipment and office furniture valued at $26,871, and lists of advertisers to the Company in exchange for an aggregate of 780,885 shares of the Company's Common Stock. The equipment has been valued at Mr. and Mrs. Whitman's cost less depreciation. The independent members of the initial board determined that the valuation of the equipment and list of advertisers is fair and reasonable and does not exceed the price the Company would have paid an unrelated third party for comparable items. At the time of the contribution, the Company had no business, assets or operations. The Company deems it as unlikely that any nonaffiliated person or person who was not a founder of the Company would have contributed any such value to the Company for the purchase of its Common Stock under the circumstances which existed at the date of Mr. and Mrs. Whitman's contribution.
	The Company advanced to Mr. and Mrs. Whitman the aggregate amounts of $99,132 during the period from inception to September 30, 1996 and $215,943 from October 1, 1996 to September 30, 1997. The advances are carried on the Company's balance sheet as advances to stockholders. On November 15, 1997, Mr. and Mrs. Whitman repaid
$115,000 of the advances leaving a current balance at June 30, 1998 of $339,516. The Company has continued making advances to Mr. and Mrs. Whitman after September 30, 1997. Mr. and Mrs. Whitman intend to repay the outstanding advances solely out of proceeds from the sale of their Shares which are offered by this Prospectus, if and when sold by them. The Company would not have lent these sums to other employees or nonaffiliated persons under any circumstances. See, "Selling Stockholders".
	The Company sold 7,500,000 shares of Convertible, Voting
Preferred Stock, $.001 par value per share, to Mr. and Mrs. Whitman for an aggregate consideration of $7,500. Mr. and Mrs. Whitman were permitted to purchase the preferred stock as a reward for their past devotion to the Company, refusal to take compensation during the period from inception (April 5, 1996) to September 30, 1997, as an incentive for their continued devotion to the business and affairs of the Company in the future and as assurance of their continuation of control over the Company. The Company believes that the price at which the Preferred
Stock was sold to Mr. and Mrs. Whitman was fair and reasonable in view of the condition to conversion, the low dividend and the low liquidation preference. On September 29, 1997, Mr. and Mrs. Whitman voluntarily surrendered the preferred stock to the Company for cancellation.
	Mr. and Mrs. Whitman, on their personal credit, purchased a new
1995 one ton Chevrolet short chassis truck which has been extended to accommodate an enclosed box required by the Company's business and a new 1996 Geo Prism two door sedan automobile. The truck was and the automobile is used primarily in the Company's business. The
Company terminated its use of the truck in November 1997.  The
Company paid and pays the financing charges on the respective vehicles directly to unaffiliated finance companies, the insurance to an unaffiliated company and the license tag and taxes for the account of Mr. and Mrs. Whitman in the nature of rental or lease payments for use of these vehicles by the Company. The Company does not make any other payments to Mr. and Mrs. Whitman for use of the vehicles. The
Company would not have been able to purchase these vehicles on its own limited credit history; but, believes that it could not have obtained any better credit terms in the event it had been able so to do.
	In November 1997, Mr. Whitman personally guaranteed the
Company's lease of a 1998 Izusu "City Van" diesel truck. The Company would not have been able to lease this vehicle on its own limited credit history. The Company has not paid any consideration to Mr. Whitman for his personal guaranty of the vehicle lease.
	In June 1996, Mr. Morris and Paul Parramore, Jr. (a former director of the Company and a principal stockholder), together with Mr.
and Mrs. Whitman, personally cosigned a one-year loan from a bank in the original principal amount of $60,000. Mr. Morris and Mr.
Parramore each were issued 37,500 shares, as adjusted for subsequent stock splits, as consideration for their respective signatures. The bank has renewed the loan with continuation of the cosigners for a second year and has an outstanding balance of approximately $54,000 at the date of this Prospectus. The Company believes that it would have had to issue a greater number of shares to a nonaffiliated person to obtain such cosigners, if any such cosigners could have been obtained from any nonaffiliated party.
PRINCIPAL STOCKHOLDERS
	The names of directors and officers and the name of each person who owns legally and beneficially more than five percent of the Company's issued and outstanding Common Stock at the date of this Prospectus, the address of each such person, the number of shares which each owns and the percentage of the Common Stock represented by such shares (assuming in each case the exercise of Common Stock Purchase
Options held by all such persons), before and after the Offering
(assuming all Shares are sold) is set forth in the following table. See, "Selling Stockholders".

                             Number of Shares           Percentage (5)(6)
                           --------------------      -----------------------
                            Before       After         Before       After
Name and Address           Offering    Offering       Offering    Offering
--------------------       --------    --------      ----------   ----------
Ronald L. Mallett (1)(2)    57,500      51,250          2.52        1.07
Jackson L. Morris (1)(3)   225,140     350,140          9.62        7.05
John V., Jr. & Marsha
 B. Whitman (1)            763,760     701,260         34.28       14.83
John V. Whitman,
 Jr. (1)(4)                 94,558     576,510          4.07       10.87
All Directors and
 Officers, as a
 group (3 persons)
 (2)(3)(4)(5)            1,140,958   2,820,118         45.89       50.43
Janet Yaron (7)            157,000       -0-            7.05       none

(1) Mr. Mallett, Mr. Morris and Mr. & Mrs. Whitman's addresses are the address of the Company.
(2) Includes 51,250 shares issuable upon exercise of Common Stock
Purchase Options.  See, "Management Compensation- Common Stock
Purchase Options".
(3) Includes 112,640 and 236,390 shares, respectively, issuable upon exercise of Common Stock Purchase Options. See "Management Compensation-Common Stock Purchase Options".
(4) Includes 94,588 and 576,510 shares, respectively, issuable upon exercise of Common Stock Purchase Options. See "Management Compensation-Common Stock Purchase Options".
(5) Shares before Offering assumes no sales pursuant to the concurrent offering made by the Prospectus dated July 23, 1998 and Shares after offering assumes sales of all shares offered hereby, including the 2,500,000 Shares offered by the Company, and in the concurrent offering made by the Prospectus dated July 23, 1998.
(6) The Options exercisable by each named person and by directors and officers as a group have been added to the total issued and outstanding shares before and after the completion of the Offering for the computation of that person's and the group's percentage of ownership. Options exercisable by persons other than the respective named person have not been added to such total for that person.
(7)   Ms. Yaron's address is 25-500 Main Road, Orient, New York
11957.
DESCRIPTION OF SECURITIES
	The Company is authorized to issue thirty-five million shares of Common Stock. Although the Company's Articles of Incorporation, as amended, authorize 7,500,000 shares of Preferred Stock, the board of directors provided in its acceptance of the surrender of the Preferred
Stock for cancellation by the holder thereof that the Preferred Stock would not be subject to reissue and would be removed from the Articles of Incorporation with the filing of the next amendment to the Articles.
See, "Certain Transactions with Management and Others".
	Common Stock. The authorized Common Stock of the Company consists of thirty-five million shares, no par value per share. A total of 2,021,191 shares of Common Stock were outstanding at June 30, 1998 and 151,599 additional shares were issued between that date and the date of this Prospectus, as adjusted for a reverse split one share for each four shares effective July 1, 1998, for a total outstanding of 2,172,790 shares at the date of this Prospectus. Holders of the Common Stock, which includes the Shares, (i) have equal and ratable rights with all holders of issued and outstanding Common Stock to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably with holders of issued and outstanding Common Stock in all of the assets of the Company available for distribution to holders of Common Stock, after distribution of the liquidation preference on the Preferred Stock, upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights; (iv) have no redemption or sinking fund provisions applicable thereto; and (v) have one vote on election of each director and other matters submitted to a vote of stockholders. All shares of Common Stock outstanding are, and those sold pursuant to this Prospectus when issued and delivered against payment therefore, will be, duly authorized, legally issued, fully paid and non-assessable. Each holder of Common Stock has a preemptive right to purchase such number of shares in any offering, which is subsequent to the offering in which he or she acquired his or her shares, as is determined by dividing the number of his or her shares by the number of shares issued and outstanding at the beginning of such subsequent offering. The initial holders of the Company's Common
Stock have not exercised their preemptive rights with respect of subsequent offerings. The holders in the second offering by the Company may have the right to exercise their preemptive rights; except all such holders have been afforded an opportunity to purchase shares in the third offering and have purchased either a limited number of shares or declined to purchase any additional shares. The Board of Directors is expected to recommend an amendment to the Articles of Incorporation, as amended, which if approved, will eliminate preemptive rights.
	Convertible, Voting Preferred Stock. The preferred stock included in the Company's Articles of Incorporation consists of 7,500,000 shares of Convertible, Voting Preferred Stock, par value of $.001 per share, ("Preferred Stock"). The Company does not have any preferred stock outstanding at the date of this Prospectus. The resolution accepting surrender of the Preferred Stock for cancellation provides that the Preferred Stock will not be reissued and will be removed from the Articles of Incorporation when the Articles are next amended for any purpose.
	Transfer Agent. The Company has engaged Atlas Stock Transfer Corporation, Salt Lake City, Utah to act as its transfer agent and registrar for the Common Stock.
SELLING STOCKHOLDERS
	The following table sets forth the name of each Selling
Stockholder who owns less than one percent of the issued and outstanding Common Stock of the Company and who is registering in this Offering, or has registered in combination with this Offering and a concurrent offering made by Final Prospectus dated July 23, 1998 ("July
23 Offering"), all shares of Common Stock which he or she owns for sale and who will own no Shares after this Offering and the July 23 Offering, assuming the sale of all shares included in both offerings. The total number of Shares included in this Offering by the following Selling Stockholders is 283,452 Shares. The Company will not receive any proceeds from the sale of the Common Stock by the following Selling Stockholders.

Name of Selling Stockholder      Number of Shares to be sold in this Offering
----------------------------     --------------------------------------------
Albert, Mitchell S.	                       4,167
Allen, Gary P.	                            1,875
Beegle, Kenneth	                           2,500
Bell, Bruce (1)	                           3,290
Bishop, Fraser (1)	                        9,334
Bluhm, Jerry	                                833
Boaz, Keith (1)	                           1,941
Brock, Henry (2)	                          1,500
Brooks, Gina 	                               750
Cedarleaf, Jack S. II (1)	                   375
Christner, Theodore	                       4,000
Connolly, Larkin P.	                      13,125
Cox, Lawrence K.	                         10,000
Cutler, E. William	                        1,250
Deighan, Thomas (1)	                         500
Demaree, James	                            1,875
Dheer, S. K.	                              1,251
Dickey, Kevin R. & Karen L.	               8,000
Drouhard, John (1)	                          250
Dryden, George W. (1)	                     3,290
E*Trade Securities,Inc.,f/b/o Gina Mallik	 1,000
Federal Industrial Services,
Michael Hadwin Trustee (1)	                  750
Filson, Alan (1)	                         18,350
Filson, James	                            42,000
Fitting, Robert	                           5,625
Gallegos, Juaniat	                           500
Gaziano, Angelo N.	                        1,974
Gerner, Robert MD	                         1,000
Giaimo, Alec	                              1,875
Gordon, John Anthony (2)	                    750
Hahn, Marshall S. (1)	                     3,665
Hamilton, Marshall (1)	                      500
Haney, James C.	                           1,250
Hunt, R. E. Trust	                         2,500
Hunt, Robert E., Jr.	                        500
Jaebker, Clifford A.	                      1,250
Johnson, Jessica	                          2,500
Kelly, Paul	                               1,917
Lynch, Edward C. (1)	                      3,290
Lynch, Melvin C. & Gigi L.	                1,500
Malaney, Scott C.	                         1,750
McAllaster, Mark	                         26,665
McCurdy, Greg (1)	                         2,500
McQuaide, Frank	                           8,000
Morbelli, Thomas	                          9,000
Patterson, Curt A. & Debra K.             	2,500
Salmon, David E.	                          2,500
Santucci, John (1)	                        5,000
Scanlon, Dennis	                           3,000
Shrader, Roy Jr.	                          2,209
Silverman, Herbert W.	                    26,787
Singletary, Shelton  (1)(2)                 	250
Tague, Dorsey (1)	                         5,345
Taylor, Harriet (1)	                       2,400
Vaughn, Rollie	                           13,335
White, John I. & Pauline C.	               1,813
Windels, Carl O. (1)	                      3,750
Wolitzky, Sidney	                          3,846


(1) This Selling Stockholder has additional shares included in the July 23 Offering.
(2)  Company employee.
	The following table sets forth the name of each Selling Stockholder who owns more than one percent of the issued and outstanding Common Stock of the Company before the Offering and the July 23 Offering, the number of Shares included in the Offering made by this Prospectus and the percentage of Common Stock the Selling
Stockholder owns before this Offering and the July 23 Offering and will own after the Offering and the July 23 Offering, assuming the sale of all the Shares included in this Offering and the shares included in the July 23 Offering. The total number of Shares included in the offering by these Selling Stockholders is 277,000 Shares. The Company will not receive any of the proceeds from the sale of the Common Stock by the following Selling Stockholders.



                                   Number of     Number of    Percent of Class
Name of Selling      Number of      Shares       Shares in     Before    After
Stockholder       Shares owned    to be sold*    July 23   Offering** Offering
                                                 Offering
------------------   ----------  ------------  ------------  --------  --------
Paul Parramore, Jr.    108,000        76,750      31,250       4.85       -0-
Mark Scheel             71,000        63,250       7,750       3.19       -0-
Janet Yaron            157,000       137,000      20,000       7.05       -0-

*This column sets forth the number of Shares offered by this Prospecuts. **This column sets forth the percentage owned before both the Offering made by this Prospectus and the offering made by the Prospecuts for the
July 23 Offering.
	The Company has an effective registration statement on Form
SB-2 under SEC Commission File No. 333-34283 with a Final
Prospectus dated July 23, 1998, the July 23 Offering, which covers an aggregate of 839,452 shares of Common Stock, most of which, at the date of this Prospectus, has not been sold by the Selling Stockholders named in that registration statement.
DISTRIBUTION OF SHARES
	Distribution by the Company.  The Company is offering
2,500,000 shares of its authorized but unissued Common Stock for sale by this Prospectus in a "self underwritten" public offering.  The
2,500,000 Shares will be offered on behalf of the Company by the
Company's directors and officers, specifically Messrs. Mallett, Morris and Whitman.  See, "Management".  They will not receive any
compensation for sales which they may make.  The Company will rely on Rule 3(a)4-11 in that none of them have been either a registered securities broker-dealer or an affiliate or associated person thereof within the past seventeen years. The Company will receive the net proceeds from the sale of the 2,500,000 Shares.  There is no assurance the
Company will be able sell all or any of these Shares.  The Shares offered by the Company are expected to be sold in negotiated transactions to investors and sold to securities firms. The Company has had no discussions and has no arrangements with securities firms regarding the purchase of any of the Shares. No single securities firm, if any does purchase, is expected to purchase more than five percent of the Common
Stock offered hereby by the Company.  In the event any such securities firm proposes to purchase or does purchase more than five percent of the Shares offered by the Company, such securities firm would be deemed to be an underwriter, required to enter into an underwriting or selling agreement with the Company and have its underwriter's compensation approved by the National Association of Securities Dealers, Inc.
("NASD").  Agreement with such securities firm acting as an
underwriter will require an amendment to the registration statement of which this Prospectus is a par, naming the underwriter therein and disclosing material information about such agreement and compensation arrangements. In both the case of sales to investors and of sales to securities firms, the price at which the Company sells the Shares is expected to be related to the bid and asked quotations for the Common
Stock on the OTC Bulletin Board at the date of such sale. At the date of this Prospectus, the Company is unable to determine what the purpose of a purchase, if any would be, by a securities firm and if such securities firm would be purchasing for its own account or acting as agent. Any securities firm who acquires more than ten percent of the Company's
Common Stock should be aware of and comply with Rule 2720 of the
NASD covering conflict of interest.   The Company may also use up to
500,000 of the Shares offered hereby to pay fees to certain consultants and for bonuses to certain employees. The Company has not offered any of the 500,000 Shares to consultants or employees.
	Distribution by Selling Stockholders. The Selling Stockholders are offering 560,452 Shares for their own accounts. The Company has prepared the registration statement and is paying the costs of the registration statement of which this Prospectus is a part. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The Company is solely responsible for the content of the registration statement and of this Prospectus. The Company has not engaged an underwriter for the Offering made by the Selling
Stockholders. The Selling Stockholders have advised the Company that none of them have engaged an underwriter for the Offering. Generally, the Company expects the individual Selling Stockholders to place their respective Shares in their individual accounts at their own securities brokers and request the entry of sell orders against their stock positions.
	The Selling Stockholder may sell the Shares in open market or block transactions or otherwise in accordance with the rules of the OTC Bulletin Board, or in private transactions, at prices related to the prevailing market prices or at negotiated prices. The Selling
Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders for whom such broker-dealers may act as agent or to whom they sell as principal or both. Upon any sale of Shares offered hereby, the Selling Stockholders and participating broker-dealers or selling agents may be deemed to be "underwriters" as that term is defined in the Securities Act, in which event any discounts, concessions or commissions they receive, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.
	Any Selling Stockholder or any affiliate of a Selling Stockholder or any Selling Stockholders who are acting in concert may violate
Regulation M promulgated by the U.S. Securities and Exchange
Commission pursuant to the Securities Exchange of Act of 1934, as amended, in the event any such person, directly or indirectly, places a bid to purchase, purchases, or attempts to induce another person to bid for or purchase shares of the Common Stock in the public market before the time such Selling Stockholder or all the Selling Stockholders who are acting in concert, as the case may be, have sold all of their shares of Common Stock which are covered by this Prospectus. Accordingly, no Selling Stockholder and no affiliate of a Selling Stockholder and no Selling Stockholders who are acting in concert should place bids for the purchase of, purchase or attempts to induce another person to bid for or purchase shares of the Common Stock in the public market for the Common Stock, in the event a public market develops, until such person has sold all of his shares covered by this Prospecuts. Any person who, directly or indirectly, bids for or effects any purchase of the Common stock for the purpose of pegging, fixing or maintaining the price of the Common Stock (known as "stabilizing"), which bid or purchase does not comply with Regulation M, will be in violation of the regulation. Furthermore, no stabilizing is permitted at a price that the person stabilizing knows or has reason to know does not comply with Regulation M or which is the result of activity that is fraudulent, manipulative, or deceptive under the federal securities laws and regulations.
	Pursuant to the provisions under the Securities Exchange Act of 1934, as amended, ("Exchange Act") and the rules and regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Shares during the applicable "cooling off" period prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Shares by the Selling Stockholders.
MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED STOCKHOLDER MATTERS
	Market quotations. The Company's Common Stock is quoted under the stock symbol "CRNC" on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. The following table sets forth the approximate high and low bid and asked quotations for the Company's Common Stock for the current quarter, during which the Common stock was first traded. These quotations are inter-dealer quotations without retail markup, markdown or commissions and may not represent actual transactions.

Quarter ending          High Bid     Low Bid       High Asked    Low Asked
-------------------   -----------   ----------   -------------  -----------
September 30, 1998       $1.00       $.125           $1.25        $.8125

         Number of stockholders. At September 4, 1998, the Company had 176 stockholders of record.

	Dividends. Dividends on the Common Stock can be paid lawfully only out of current and retained earnings and surplus of the Company, when, as and if declared by the Board of Directors. The
Company has not declared or paid any dividends on the Common Stock or the Preferred Stock and there is no assurance dividends will be paid in the foreseeable future. The payment of dividends in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other factors which the board of directors deems relevant. The Company does not expect to pay cash dividends within the next five years based upon its plan to invest its profits, if any, in expansion of the Company's shopper products and community news products.
SHARES AVAILABLE FOR FUTURE SALE
	Sale of a substantial number of additional shares of Common
Stock into the public trading market following the Offering could adversely affect the prevailing market prices for the Common Stock, as a result of an increased supply in the number of shares available for trading.
	Following completion of this Offering, assuming the sale of all the Shares offered by the Company, the Company will have outstanding an aggregate of 4,727,790 shares of Common Stock, including the 3,060,453 Shares included in this Offering and 839,452 shares included in a concurrent offering (most of such shares are still owned by the selling stockholders identified in the Final Prospectus for that offering dated July 23, 1998 related thereto). In addition, if all the outstanding common stock purchase options were to be exercised, totaling 865,400 shares of Common Stock, the Company would have a total of 5,593,190 shares issued and outstanding.
	Of the total shares which would be outstanding, assuming the sale of all the Shares offered by the Company pursuant to this Prospectus and exercise of all outstanding common stock purchase options, 1,679,160 of those shares are subject to the requirements of Rule 144 by virtue of being owned by "affiliates" of the Company and not being included in a registration statement for resale by those affiliates and by virtue of being "restricted securities". In general under Rule 144 as currently in effect, a person who is an affiliate of the Company or owns "restricted securities" is entitled to sell in "broker's transactions" or to market makers, within any three month period, a number of shares that does not exceed the greater of (i) one percent of the then issued and outstanding shares of Common Stock (55,931 shares , assuming the sale by the Company of the Shares offered hereby) or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. Shares of Common Stock sold upon exercise of common stock purchase options which are not covered by an effective registration statement at the time of sale by the Company are subject to a one year holding period prior to any resale by the person exercising the options, in to the other limitations provided in Rule 144. The Company may, at any time, file a registration statement covering shares held by the Company's affiliates.
LEGAL MATTERS AND INTEREST COUNSEL
	The Company will rely on an opinion given by Jackson L.
Morris, Esq., Tampa, Florida, as to the legality of the Shares.  Mr.
Morris is a director of the Company and the holder of 112,500 shares of the Company's Common Stock, none of which are offered for sale by this Prospectus, and Common Stock Purchase Options. See
"Management Compensation-Common Stock Purchase Options".
EXPERTS
	The Company's financial statements at and for the period ended September 30, 1997 and 1996 included in this Prospectus and the Registration Statement have been audited by Pender, Newkirk &
Company, independent certified public accountants, as stated in their report appearing herein, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.
ADDITIONAL INFORMATION
	The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, ("Exchange Act") and, in accordance therewith, files reports and other information with the U.S. Securities and Exchange Commission ("Commission") in Washington,
D.C. pursuant to Section 15(d) of the Exchange Act. These reports and other information may be inspected without charge at the principal office of the Commission, at Judiciary Plaza, 450 Fifth Street N.W., Room
1024, Washington, D.C. 20549, and at the Northeast Regional Office of the Commission at Seven World Trade Center, Suite 1300, New York,
New York 10049. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W.,
Room 1024, Washington, D.C. 20549, upon payment of prescribed fees.
The Commission maintains a web site that contains such material filed electronically with the Commission at http://www.sec.gov. The
Commission's web site can also be accessed through the Company's web site at http://www.chronicleinc.com.
	The Company has filed with the Commission a registration
Statement on Form SB-2 (together with all amendments thereto, the "Registration Statement"), Commission File No. 333-_________, under the Securities Act of 1933, as amended, with respect to the Shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statements and the exhibits and schedules filed therewith, certain portions of which have been omitted as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any contract or other document referred to are not necessarily complete and in each such instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, each such statement being deemed to be qualified in its entirety by such reference. The Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the offices of the Commission set forth above and are available at the Commission's and the Company's web sites.
INDEX TO FINANCIAL STATEMENTS
Independent Auditor's Report on Financial Statements
Balance Sheets
Statements of Operations
Statement of Changes in Stockholders' Equity
Statement of Cash Flows
Notes to Financial Statements

Independent Auditors' Report

Board of Directors
Chronicle Communications, Inc.
Cairo, Georgia


We have audited the accompanying balance sheet of Chronicle
Communications, Inc. as of September 30, 1997 and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended September 30, 1997 and the period April 5, 1996
(date of inception) through September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chronicle
Communications, Inc. as of September 30, 1997 and 1996 and the results of its operations and cash flows for the year and the period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company's negative working capital of approximately $138,000 at September 30, 1997, significant operating losses of approximately $988,000 since inception, and negative cash flows from operations of $566,000 since inception raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Pender Newkirk & Company

Pender Newkirk & Company
Tampa, Florida
December 17, 1997 except for the last paragraph of Note 3
as to which the date is February 20, 1998



                     Chroncile Communications, Inc.
                            Balance sheets

                                         September 30, 1997      June 30, 1998
                                         ------------------     --------------
                                                                   (unaudited)
Assets
Current assets:
 Accounts receivable                            $91,016              $82,801
 Prepaid directors' fees                         14,584
 Prepaid expenses                                                      8,962
 Other current assets                             6,425               10,573
 Advances to stockholders,
  current portion                               115,000
                                             -------------        ------------
Total current assets                            227,025              102,336
                                             -------------        ------------

Property and equipment,
 net of accumulated depreciation                369,920              370,835

Advances to stockholders,
 less current portion                           200,075              339,516
                                             -------------        ------------
Total                                          $797,020             $812,687
                                             =============        ============

Liabilities and Stockholders' Equity
Current liabilities:
 Bank overdraft                                  $3,421              $25,159
 Notes payable and current maturities
  of long term debt                              84,245               73,780
 Notes payable stockholders                                           86,000
 Accounts payable                               101,794              134,792
 Accrued payroll liabilities                    132,207              209,554
 Other accrued liabilities                       38,176               42,776
 Deferred Income                                  4,600
                                              -------------
Total current liabilities                       364,443              572,061
                                              -------------       ------------

Long term debt, net of current maturities       128,474              108,735
                                              -------------       ------------

Stockholders' equity:
Preferred Stock, $.001 par value, 7,500,000
 shares authorized, no shares issued and outstanding
Common stock, no par value; 35,000,000 authorized
 1,748,708 issued and outstanding at
  September 30, 1997;
2,076,191 issued, 2,021,191 outstanding
  at June 30, 1998 (unaudited)                1,291,824            1,749,786

Accumulated deficit                            <987,721>          <1,562,896 >
                                              -------------       ------------
                                                                     186,890

Less treasury stock: 55,000 shares                                   <55,000>
Total stockholders' equity                      304,103              131,890
                                              -------------       ------------
Total                                          $797,020             $812,687
                                              =============       ============

Read independent auditors' report.
The accompanying notes are an integral part of the financial statements

                        Chronicle Communications, Inc.
                         Statements of Operations

                                        April 5, 1996
                   Year ended     (date of inception) to     Nine months ended
              September 30, 1997    September 30, 1996             June 30,
              ------------------   -------------------  ------------------------
                                                             1998         1997
                                       (as restated)     (unaudited) (unaudited)

Sales           $    645,051       $     337,384         $ 430,143   $ 505,714
Cost of sales      1,000,144             333,440           638,733     690,341
               -----------------   -------------------  -----------  -----------
Gross
profit <loss>       <355,093>              3,944          <208,590>   <184,627>
               -----------------   -------------------  -----------  -----------

Operating expenses
 General and
  administrative     485,018             105,386           340,857     178,843
 Interest              9,772              13,896            25,728      12,163
 Other                22,500
               -----------------   -------------------  -----------  ----------
                     517,290             119,282           366,585     191,006
               -----------------   -------------------  -----------  ----------
Net loss          $ <872,383>        $  <115,338>       $ <575,175>  $<375,633>
               =================   ===================  ===========  ==========

Net loss per
 common share     $ <.59>            $ <.11>            $ <.30>      $ <.27>
Basic            =========          =========          =========     ========


Read independent auditors' report.
The accompanying notes are an integral part of the financial statements.


                      Chronicle Communications, Inc.
               Statements of Changes in Stockholders' Equity
         For the Period April 5, 1996 (date of inception) to June 30, 1998


                          Common Stock   Preferred Stock  Accumulated Treasury
                        ---------------------------------
                         Shares  Amount   Shares  Amount    Deficit     Stock
                      --------------------------------------------------------
Common stock issued:
 For cash              228,045  $85,100
 For note guarantee     75,000   21,250
 For equipment          41,550   11,771
 For customer
  list (as restated)   730,155
 For legal services     75,000    1,000
 Contribution of
  services
  (as restated)                  39,600
Net loss (as restated)                                      $<115,338>
                       -------------------------------------------------------
Balance,
 September 30, 1996
  (as restated)      1,149,750  158,721                      <115,338>

Common stock issued:
 For cash,
  net of offering
  costs of $181,900    570,083  977,759
 For consulting
  fees                   2,500    2,500
 For payment of
  directors' fees        8,750   17,500
 For employee bonuses   17,625   35,944
Preferred stock issued
 for services                            7,500,000   7,500
Surrender and
 cancellation of
  preferred stock                       <7,500,000> <7,500>
Contribution of services         99,400
Net loss                                                    <872,383>
                       -------------------------------------------------------
Balance,
 September 30, 1997  1,748,708 1,291,824     0         0  $ <987,721>
                     ---------------------------------------------------------

Common stock issued:
 For cash,
  net of offering
  costs $52,587
  (unaudited)          217,313   238,913
 For consulting
  fees and services
  (unaudited)           75,625    85,000
 For repayment of
  notes payable and
  interest
  (unaudited)           34,545    27,299
Contribution of
 services (unaudited)            106,750
Acquisition of
 treasury stock
 (unuadited)                                                            55,000
Net loss
 (unaudited)                                                  <575,175>
                    ----------------------------------------------------------
Balance, June 30,
 1998 (unaudited)    2,076,191 $1,749,786     0    $0      $<1,562,896> 55,000
                    ==========================================================


Read independent auditors' report.
The accompanying notes are an integral part of the financial statements.


                        Chronicle Communications, Inc.
                          Statements of Cash Flows

                                        April 5, 1996        Nine months ended
                       Year Ended    (date of inception) to       June 30,
                 September 30, 1997   September 30, 1996   ---------------------
                                                              1998        1997
               -----------------------------------------------------------------
                                        (as restated)    (unaudited) (unaudited)

Operating Activities
Net loss             $   <872,383>   $    <115,338>       $<575,175>  $<375,633>
               -----------------------------------------------------------------
Adjustments to
 reconcile net
 loss to net
 cash (used by)
 operating
 activities:
  Depreciation
   and
   amortization            46,566           11,226           59,922     32,477
  Interest paid
   with stock                                                16,299
  Loss on sale
   of equipment             2,908
 Bonuses,
   consulting fees
   and interest
   paid with stock         38,444            1,000

 Contributed services      99,400           39,600          106,750     74,550
 (Increase) decrease
  in:
   Accounts receivable
   and other assets       <33,145>         <61,380>           4,067    <87,540 >
 Increase (decrease)
  in:
   Accounts payable        44,734           57,060           32,998    <39,373>
   Accrued
    liabilities           116,709           53,674           77,347      2,425
   Deferred income          4,600
                      ---------------------------------------------------------
Total adjustments         320,216          101,180          297,383     17,461
                      ---------------------------------------------------------
Net cash used by
 operating
 activities              <552,167>         <14,158>        <277,792>  <393,094>
                      ---------------------------------------------------------

Investing activities
 Proceeds from sale
  of property and
  equipment                22,500
 Purchase of property
  and equipment          <378,657>         <41,442>         <25,215>  <249,240>
                      ---------------------------------------------------------
 Net cash used by
  investing activities   <356,157>         <41,442>         <25,215>  <249,240>
                      ---------------------------------------------------------
Financing activities
 Net advances to
  stockholders           <215,952>         <99,123>         <24,441>  <134,459>
 Bank overdraft            <9,190>          12,611           21,738    <12,611>
 Proceeds from issuance
  of notes payable and
  long-term debt          158,525           60,000                      14,000
 Payments on notes
  payable and long-term
  debt                     <5,806>                           <5,203>    <5,000>
 Proceeds from issuance
  of stock net of
  brokerage commissions   977,759           85,100          238,913    792,727
                       --------------------------------------------------------
 Net proceeds from
  stockholder loans                                          72,000
                       --------------------------------------------------------
 Net cash provided by
  financing activities    905,336           58,588          303,007    654,657
                       --------------------------------------------------------
Net (decrease)
 increase in cash          <2,988>           2,988             0       <12,323>
Cash at beginning
 of period                  2,988             0                0         2,988
                       --------------------------------------------------------
Cash at end of period       $0              $2,988            $0       $15,311
                       ========================================================

Read independent auditors' report.
The accompanying notes are an integral part of the financial statements.

                        Chronicle Communications, Inc.
                          Statements of Cash Flows


                      Year ended          April 5, 1996
                                     (date of inception) to    Nine months ended
                                                                  June 30,
                 September 30, 1997   September 30, 1996      1998        1997
                 ---------------------------------------------------------------
                                        (as restated)    (unaudited) (unaudited)
Supplemental
 disclosure
 of cash flow
 information and
 noncash investing
 and financing
 activities
  Cash paid
   during the
   period for
   interest            $9,772            $1,582           $9,429        $6,941

During the year ended September 30, 1996 president and majority stockholder of the Company contributed equipment of $11,771 to the Company in exchange for common stock In addition, the Company capitalized $21,250 of loan guarantee fees in exchange for Common Stock.

During the year ended September 30, 1997, the Company issued 8,750 shares of common stock valued at $17,500 to directors for future services on the board.

During the nine months ended June 30, 1998:
The Company issued 75,000 shares of stock valued at $75,000 to consultants for future services. During the quarter ended June 30, 1998, the Company then terminated the agreement and received 55,000 shares of the stock which was recorded as treasury stock.
The Company issued 25,000 shares of stock to a consultant to provide EDGAR filing services. These services were valued at $10,000 and have been recorded as a prepaid asset. The Company recognized a $2,500 amortization expense in the current quarter.
The Company repaid $27,299 of notes payable and interest to a stockholder through issuance of 34,545 shares of common stock.

Read independent auditors' report.
The accompanying notes are an integral part of the financial statements.

Chronicle Communications, Inc.
Notes to Financial Statements
For the Year Ended September 30, 1997 and the Period April 5, 1996
(Date of Inception) through September 30, 1996
(Information at June 30, 1998 and for the Nine Months Ended June 30,
1998 and 1997 is Unaudited)
1.  Background information
Chronicle Communications, Inc. (the Company), a Georgia corporation, was incorporated on April 5, 1996 as JMAR Communications, Inc. The
Company subsequently changed its name to Chronicle Communications, Inc. on July 30, 1997. The Company is a publisher of two weekly shopper-style tabloid newspapers that are distributed to customers in Crisp County and Grady County, Georgia.
2.  Going concern
As shown in the financial statements, the Company has incurred net losses of approximately $1,563,000 since inception and current liabilities exceed current assets by approximately $470,000 at June 30, 1998.
These factors, combined with the fact that the Company has not generated positive cash flows from operating activities since its inception and is past due on bank debt in an amount of approximately $55,000, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. Management of the Company is currently seeking additional bank and investor financing to mitigate the above factors.
Additionally, on February 8, 1998, the Company published the last issues of The Sunday South Georgia Chronicle in both Grady County and Crisp County, Georgia. The Sunday South Georgia Chronicle was the Company's only general newspaper product. Management believes the termination of the Sunday paper will result in the following savings, however, no assurance can be given that the Company will, in fact, achieve these results. Actual results could differ materially from these estimates. In connection with this termination, the Company terminated its membership in Associated Press which management believes will result in annual savings to the Company of $24,000, and returned equipment to that association, resulting in a reduction of $12,000 in fixed assets and accounts payable related to the equipment. The
Company also terminated five full-time employees and part-time employees effective February 8, 1998, eliminating a combined annual payroll expense and contract labor expense which management believes will approximate $218,000. Management believes termination of the Sunday editions also resulted in a reduction in printing expense of approximately $124,000 per year.
Read independent auditors' report.


Chronicle Communications, Inc.
Notes to Financial Statements
For the Year Ended September 30, 1997 and the Period April 5, 1996
(Date of Inception) through September 30, 1996
(Information at June 30, 1998 and for the Nine Months Ended June 30,
1998 and 1997 is Unaudited)
3.  Significant accounting policies
The significant accounting policies followed are:
In the opinion of management, all adjustments, consisting
only of normal recurring adjustments necessary for
a fair presentation of (a) the results of operations for the nine-month periods ended June 30, 1998 and 1997, (b)
the financial position at June 30, 1998, and (c) cash flows
for the nine-month periods ended June 30, 1998 and
1997, have been made.
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.
The Company capitalizes cosigning fees relating to notes payable.  These fees are amortized by the straight-line method over the life of the original note. Amortization expense charged to operations amounted to $14,167 for the year ended September 30, 1997 and $7,083 for the period ended September 30, 1996.  Amortization expense amounted to
$14,167 for the nine-month period ended June 30, 1997.  No
amortization expense was charged to operations for the nine-month period ended June 30, 1998, as the fees were fully amortized.
Property and equipment are recorded at cost.  Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, ranging from five to thirty-nine years. Additions to and major improvements of property and equipment are capitalized.  Maintenance and repair expenditures are charged to expense as incurred.  As property or equipment is sold or retired, the applicable cost and accumulated depreciation are eliminated from the accounts and any gain or loss is recorded. For income tax purposes, the Company uses accelerated methods of depreciation for certain assets.  Depreciation expense recorded in the financial statements amounted to $32,399 for the year ended September 30, 1997 and $4,143 for the period ended September
30, 1996. For the nine-month periods ended June 30, 1998 and 1997, depreciation expense amounted to $24,300 and $18,283, respectively.
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.
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Chronicle Communications, Inc.
Notes to Financial Statements
For the Year Ended September 30, 1997 and the Period April 5, 1996
(Date of Inception) through September 30, 1996
(Information at June 30, 1998 and for the Nine Months Ended June 30,
1998 and 1997 is Unaudited)
3.  Significant accounting policies (continued)
The Financial Accounting Standards Board issued Statement 123 (SAFS
123), "Accounting for Stock-Based Compensation," effective for fiscal years beginning after December 15, 1995. This statement provides that expense equal to the fair value of all stock-based awards on the date of the grant be recognized over the vesting period. Alternatively, this statement allows entities to continue to apply the provisions of
Accounting Principles Board Opinion No. 25, "Accounting for Stock
Issued to Employees," whereby compensation expense is recorded on the date the options are granted equal to the excess of the market price of the underlying stock over the exercise price. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide pro forma disclosure of the provisions of SAFS 123.
The Company issues stock in lieu of cash for certain transactions.
Generally, the fair value of the stock, based on comparable cash purchases, is used to value the transactions.
During the period ended June 30, 1998, the Company adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per
Share." This statement requires dual presentation of basic and diluted earnings per share (EPS) for complex capital structures on the face of the income statement. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of securities into common stock.
The September 30, 1997 and June 30, 1997 earnings per share have been restated to give effect to the application of SFAS 128 and does not differ from EPS as previously reported under APB Opinion No. 15, "Earnings
Per Share."
Subscription revenue is deferred at the time of sale.  A proportionate share of the gross subscription price is credited to revenue monthly.
Costs connected with the procurement of subscriptions are expensed as incurred.
Advertising revenue is billed and recognized into revenue as incurred. Advertising costs are charged to expense when incurred. Advertising expense amounted to $3507 for the year ended September 30, 1997 and
$640 for the period ended September 30, 1996.  For the nine-month periods ended June 30, 1998 and 1997, advertising expense amounted to
$3,055 and $3,256, respectively.
The Company records as an expense and as additional capital the estimated fair value for all services provided to it by its majority stockholders in accordance with Securities and Exchange Commission
Staff Accounting Bulletin 1:B.
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Chronicle Communications, Inc.
Notes to Financial Statements
For the Year Ended September 30, 1997 and the Period April 5, 1996
(Date of Inception) through September 30, 1996
(Information at June 30, 1998 and for the Nine Months Ended June 30,
1998 and 1997 is Unaudited)
4.	Property and Equipment
Property and equipment consist of:

                                      September 30, 1997        June 30, 1998
                                      ------------------        ---------------
Buildings and improvements                $179,360                $186,234
Furniture and fixtures                      25,334                  25,334
Computer equipment                         113,282                 121,555
Camera and publishing equipment             78,914                  80,882
Vehicles                                     4,490                   4,490
                                      ------------------        ---------------
                                           401,380                 418,495
Less accumulated depreciation               31,460                  47,660
                                      ------------------        ---------------
                                          $369,920                $370,835
                                      ==================        ===============

Substantially all of the Company's property and equipment is pledged as collateral on notes payable and long-term debt.
5.	Notes Payable and Long-Term Debt

Notes payable and long-term debt consist of:

                                            September 30, 1997    June 30, 1998
                                            ------------------    -------------
Mortgage note payable; bearing interest
 at 8.0%; monthly payments of principal
 and interest of $1,142 through July 7,
 2012; secured by mortgage deed to
 real estate; guaranteed by the Company's
 president and majority stockholder              $ 118,832         $	113,629

Note payable to bank; bearing interest
 at 11.0%; entire unpaid balance of
 principal and interest due June 18,
 1998 and is past due; secured by equipment, trade
 accounts receivable, and 42,500
 shares of the Company's common
 stock; co-signed by four stockholders
 of the Company                                     54,887            54,887


Read independent auditors' report.

Chronicle Communications, Inc.
Notes to Financial Statements
For the Year Ended September 30, 1997 and the Period April 5, 1996 (Date of Inception) through September 30, 1996
(Information at June 30, 1998 and for the Nine Months Ended June 30, 1998 and 1997 is Unaudited)
5.	Notes Payable and Long-Term Debt (continued)


                                            September 30, 1997   June 30, 1998
                                            ------------------   -------------
Note payable to stockholder;
 bearing interest at 11.0%;
 entire unpaid balance of
 principal and interest due
 on demand; secured by all
 property of the Company                           25,000              25,000

Note payable to individual;
 bearing interest at 10.5%;
 monthly payments of interest
 only through December 1, 1998;
 secured by mortgage deed to
 real estate                                       14,000              14,000

Notes payable to stockholders:
 bearing interest at 10%;
 payable on demand; unsecured                                          61,000
                                                ---------------   -------------
                                                  212,719             268,516


Less amounts currently due                                             73,780
Less amount due to stockholders                                        86,000
                                                ---------------   -------------
                                                $ 128,474           $ 108,736
                                                ===============   =============


A written demand for repayment of a $10,000 stockholder loan, included in notes payable to stockholders, has been received. The loan has no fixed maturity or other terms, is not represented by a note and has interest paid in full by issuance of common stock.
The following is a schedule by year of the principal payments required under these notes as of June 30, 1998:
 1999         $159,780
 2000            4,911
 2001            5,319
 2002            5,761
 2003            6,239
 Thereafter     86,506
             ----------
             $ 268,516
             ==========

There were no outstanding notes payable to stockholders at September
30, 1997.

Read independent auditors' report.

Chronicle Communications, Inc.
Notes to Financial Statements
For the Year Ended September 30, 1997 and the Period April 5, 1996
(Date of Inception) through September 30, 1996
(Information at June 30, 1998 and for the Nine Months Ended June 30,
1998 and 1997 is Unaudited)
6.	Income Taxes
The Company has tax loss carryforwards of approximately $1,300,000 that may be applied against future taxable income. These losses give rise to a deferred tax asset at June 30, 1998. Management has established a valuation allowance equal to the amount of the deferred tax asset due to the uncertainty of the Company's realization of this benefit.

 Loss carryforward           $ 195,000
 Less valuation allowance      195,000
                             ---------
 Net deferred tax asset      $    0
                             =========
The loss carryforwards expire as follows:
   Year of
 Expiration
    2011        $ 68,400
    2012         739,800
    2013         491,800
             -----------
             $ 1,300,000
             ===========

7.  Lease Commitments and Related Party Transactions
The Company leases part of its operating facilities and various office equipment under operating leases with terms of less than one year. Rent expense for these leases amounted to $38,323 for the year ended September 30, 1997. Rent expense relating to these leases amounted to $7,636 and $6,865 for the nine-month periods ended June 30, 1998 and 1997, respectively.
The Company leased two vehicles from its president and majority stockholder on a month-to-month basis. The rent expense for these vehicles amounted to $3,672 for the year ended September 30, 1997. No amounts were incurred during the nine months ended June 30, 1998 and 1997.
The Company has advanced two stockholders/employees approximately $315,000 as of September 30, 1997 and $339,500 as of June 30, 1998.
These advances have no specific terms, are non-interest bearing, and are unsecured.
On April 22, 1998, the Company entered into an agreement with a certain individual to provide financial consulting services to the Company in exchange for 12,500 shares of the Company's common stock. As of June 30, 1998, no shares had been issued under this agreement.

Read independent auditors' report.

Chronicle Communications, Inc.
Notes to Financial Statements
For the Year Ended September 30, 1997 and the Period April 5, 1996
(Date of Inception) through September 30, 1996
(Information at June 30, 1998 and for the Nine Months Ended June 30,
1998 and 1997 is Unaudited)
7.  Lease Commitments and Related Party Transactions (continued)
On May 1, 1998, the Company entered into an employment agreement with its president and chairman expiring September 30, 1998. The agreement obligates the Company to pay him an annual salary of $120,000. In addition, upon termination by the Company, the president and chairman is entitled to payment of all accrued and unpaid salary to the date of termination, as well as the same salary for a period of twenty-four months following the termination.
The above related party transactions are not necessarily indicative of the amounts which would have been incurred had comparable transactions been entered into with independent parties.
8.  Stock Options
The Company issues stock options to its directors on an annual basis beginning September 30, 1997 as compensation for their services as directors. The exercise price of each option is equal to the price at which the Company last sold shares of its common stock. The lives of the options are five years.
The Company applies APB Opinion 25 in accounting for its stock options. Accordingly, no compensation cost has been recognized for the options because the estimated exercise price equaled the fair market value on the date of the grant. No options were granted during the nine-month period ended June 30, 1998.
Following is a summary of stock option activity for the period ended
June 30, 1998:


                                            Number of      Weighted Average
                                              Shares        Exercise Price
                                           ----------------------------------
 Outstanding and exercisable at
  October 1, 1997                            5,000              $ 2.00
                                            ============================
 Outstanding and exercisable at
  June 30, 1998                              5,000              $ 2.00
                                            ============================


Following is a summary of the status of stock options outstanding and exercisable at June 30, 1998:


                                              Weighted          Weighted
                                          Average Remaining     Average
 Exercise Price         Number            Contractual Life   Exercise Price
-----------------   ------------       --------------------  --------------
    $2.00               5,000                4.25 Years          $2.00

Read independent auditors' report.

Chronicle Communications, Inc.
Notes to Financial Statements
For the Year Ended September 30, 1997 and the Period April 5, 1996
(Date of Inception) through September 30, 1996
(Information at June 30, 1998 and for the Nine Months Ended June 30,
1998 and 1997 is Unaudited)
8.  Stock Options (continued)
The weighted average fair value of the options at their grant date during 1997 was $1.68. The estimated fair value of each option granted is calculated using the Black-Scholes option-pricing model. The following summarizes the weighted average of the assumptions used in the model:

	Risk-free interest rate        5.84%
	Expected years until exercise  3.25
On May 18, 1998, the Company granted to the President perpetual and self-renewing common stock purchase options. These options will enable such person to maintain ownership of 21.805% of the Company's total issued and outstanding shares of the common stock. The percentage is reduced by the number of shares sold by such person after December 1, 1997. The exercise price of the options is based on the average bid quotation on the day prior to exercise.
9.  Equity
On October 24, 1996, the Board of Directors approved the implementation of an Employee Stock Fund (the Fund). At June 30,
1998, 6,250 shares of the Company's common stock had been reserved for issuance to the Fund.
On October 24, 1996, the Board of Directors approved an increase in the number of common stock shares authorized from 100,000 to 12,000,000.
In connection with this increase, the Board of Directors authorized a 60 for 1 stock split to stockholders of record on October 24, 1996. On March 11, 1997, the Board of Directors authorized a 2 for 1 stock split to stockholders of record on June 6, 1997. On June 6, 1997, the Board of Directors approved an additional increase in the number of common stock shares authorized from 12,000,000 to 35,000,000. On November
15, 1997, the Board of Directors approved a reverse split on outstanding common stock, without a change in par value or total number of authorized shares, in a ratio of one new share for each two outstanding shares. On July 1, 1998, the Board of Directors approved a reverse split on outstanding common stock without a change in the par value or total number of authorized shares, in a ratio of one new share for each four outstanding shares. All references in the accompanying financial statements to the number of shares have been restated to reflect these transactions.
Read independent auditors' report.


Chronicle Communications, Inc.
Notes to Financial Statements
For the Year Ended September 30, 1997 and the Period April 5, 1996
(Date of Inception) through September 30, 1996
(Information at June 30, 1998 and for the Nine Months Ended June 30,
1998 and 1997 is Unaudited)
9.  Equity (continued)
On March 11, 1997, the Board of Directors authorized the Company to issue up to 7,500,000 shares of $.001 par value convertible voting preferred stock. The preferred stock has a liquidation preference over the common stock equal to par value and has the right to receive dividends in an amount of $.001 per share prior to the payment of any dividends on the common stock. Each share of convertible preferred stock is convertible into one share of the Company's common stock, subject to the fulfillment of certain conditions specified by the Board of Directors.
During the year ended September 30, 1997, the 7,500,000 shares of preferred stock were issued to the Company's president and his wife at par value. However, the preferred shares were surrendered to the Company on September 29, 1997. In connection with the tender and acceptance of the surrender, the Board of Directors approved cancellation of the series of preferred stock.
The Company entered into a financial consulting agreement in the quarter ended March 31, 1998. Under the agreement, the consulting firm was to provide investor relations and financial consulting services to the Company. The Company issued 75,000 shares under the agreement valued at $75,000 was recorded as a prepaid asset. As of March 31, 1998, the Company has expensed $16,200 as consulting expense which includes $12,000 in cash paid prior to March 31, 1998. During the quarter ended June 30, 1998, the Company terminated its relationship with the consulting firm. The consulting firm returned 55,000 of the Company's shares issued to it. The remaining balance in prepaid consulting of $15,800 was expensed for services provided up to the date of termination
10.  Earnings Per Share
The following data shows the amounts used in computing earnings per share:


                                         Year Ended          Nine Months Ended
                                        September 30,            June 30,
                                   --------------------   ---------------------
                                      1997        1996       1998        1997
                                   --------------------------------------------
Net loss                          $(872,383)  $(115,338)  $(575,175)  $(375,633)
                                  ==============================================
Weighted average
 number of common
 shares used in basic
 and diluted EPS                  1,473,131   1,083,804   2,053,111   1,546,232
                                  =====================   ======================

Read independent auditors' report.

Chronicle Communications, Inc.
Notes to Financial Statements
For the Year Ended September 30, 1997 and the Period April 5, 1996
(Date of Inception) through September 30, 1996
(Information at June 30, 1998 and for the Nine Months Ended June 30,
1998 and 1997 is Unaudited)
10.  Earings Per Share (continued)
Options on 5,000 shares of common stock were not included in computing diluted net loss per share at June 30, 1998, as their effect would be anti-dilutive due to the losses incurred. No options were outstanding at June 30, 1997.
11.  Subsequent Events
During July 1998, the Company issued 451,600 shares of its common stock, 340,100 shares for services of investor relations consultants and 111,500 shares for cash in the aggregate amount of $49,500.
On August 23, 1998, the Company granted to the Chief Fiancial Officer 50,000 common stock purchase options exercisable for a period of five years at a price equal to one-half the average bid price on the day prior to exercise.
On August 23, 1998, the Company granted to the Secretary and General Counsel perpetual and self-renewing common stock purchase options.
These options will enable such person to purchase five percent of the Company's total issued and outstanding shares of common stock. The number of shares purchasable at any time is reduced by the number of shares previously purchased under the option . The exercise price of the options is equal to one-half the average bid quotation on the day prior to exercise.
Read independent auditors' report.

II--INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.
	The Registrant may indemnify a director and must indemnify an officer who is made party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he acted in a manner he believed in good faith to in or not opposed to the best interests of the Registrant and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director or officer's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of Georgia law regarding indemnification. The Registrant may not indemnify a director or an officer in connection with a proceeding by or in the right of the Registrant in which the director or officer was adjudged liable to the Registrant or in connection with any other proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by him.
Indemnification in a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding. To the extent a director or officer is successful on the merits or otherwise in the defense of any proceeding to which was a party, or in defense of any claim, issue or matter therein, because he is or was a director of the Registrant, the Registrant must indemnify the director or officer against reasonable expenses incurred by him in connection with the proceeding.  The Registrant may pay or reimburse the reasonable expenses incurred by a director or officer in advance of final disposition of a proceeding, provided the director furnishes the Registrant with written affirmation of his good faith and a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. The Board or special legal counsel must make a determination in each case of indemnification of a director, but not of an officer, that indemnification is permissible in the circumstances because the director has met the required standard of conduct.
	 Article XI of the Registrant's Bylaws also contain provisions for indemnification of directors and officers. See, Exhibit 3.2.
Item 25. Other Expenses of Issuance and Distribution.
 Registation fees:
   Federal       $   434.67
   NASD              643.44
   Printing          400.00
   Accounting      4,000.00
                -----------
   Total:        $ 5,478.11

Legal counsel is a director and secretary of the Registrant and is not being paid any cash fee for preparation of this Registration Statement, prior registration statements or reports filed under the Securities
Exchange Act of 1934, as amended, for other legal services or for services as director and secretary.  In recognition of such services, however, the Registrant has granted to its legal counsel certain common stock purchase options.  See, "Management Compensation-Common
Stock Purchase Options" in Part I of this Registration Statement. The Registrant is not paying any engraving costs or transfer agent's fees specifically for the offering covered by this Registration Statement.
Item 26. Recent Sales of Unregistered Securities.
The number of shares stated below have been adjusted for the one share for two shares reverse stock split effective on December 15, 1997.
First Offering:
(a) Dates of offering-April 5, 1996 to May 31, 1996
     Securities sold-Common Stock
     Amount sold- 1,116,000 shares, as adjusted for stock splits
(b) Sold to the founder, to two directors who were not founders (one director is also the founder's and Registrant's counsel) and one investor who had a pre-existing business and personal relationship with the founder and one director.
(c) $55,100 cash, $1,000 value in legal services, $21,250 value for bank loan cosigners' fees, $206,879 for mailing list and $11,771 for contribution of equipment at depreciated value to be used in Registrant's business. Total cash and value of all stock issued: $296,000.
(d) Registrant relies upon Section 4(2) of the Securities Act of 1933 in that the offering was made by an issuer and did not involve a public offering due to the limited number of investors and the preexisting relationships between and among the investors.
Second Offering:
(a)  Dates of offering-September 20, 1996 to May 30, 1997
      Securities sold-Common Stock
      Amount sold- 454,428 shares as adjusted for stock splits
(b)  Granted as bonuses to five employees of the Registrant, sold for cash to one employee, sold for cash to eighty-three investors who had a personal relationship with the founder or with a directors or with a consultant to the Registrant or with an existing stockholder of the
Registrant and sold for services to eleven consultants.
(c)  $7,100 value of employee bonuses, $555,091 sold for cash and
$170,336 value for consulting services in connection with the sale of common stock. Total cash and value of all stock issued: $822,727
(d) Registrant relies upon Section 3(b) of the Securities Act of 1933 and Rule 504 promulgated thereunder in that the offering did not exceed
$1,000,000 (including securities sold in the six month period preceding the offering in reliance upon Section 3(b), there having been none).
Third Offering:
(a)  Date of offering-August 1, 1997
       Securities sold-Convertible, Voting Preferred Stock
       Amount sold-7,500,000 shares
(b) Sold to the founder, his wife and both are executive officers, one of whom is a director (two persons)
(c)  $7,500 sold for cash pursuant to subscription receivable from related party.
(d)  The Registrant relies upon Section 4(2) of the Securities Act of 1933 in that the offering was made by an issuer and did not involve a public offering due to the investors limited to persons who are the cofounders, directors and executive officers of the Registrant. The Registrant asserts that the offering Convertible, Voting Preferred Stock to the founder and his wife, both of whom are executive officers (2 persons) for a special purpose should not be integrated with the offering of common stock being made under Rule 504 because of the difference in the type of securities, the difference in price per share, the different purpose for which it was issued and possible other factors. The 7,500,000 shares of Convertible, Voting Preferred Stock were voluntarily surrendered to the Registrant for cancellation on September 29, 1997.
Fourth Offering:
(a)  Dates of offering-June 1, 1997 to present
      Securities sold-Common Stock
      Amount sold- 743,788, as adjusted for stock splits
(b)  Issued as a bonus to three employee and to two new directors for joining board, sold to forty new investors (seventeen accredited and twenty-three non-accredited) who had a personal relationship with the founder or with a directors or with a consultant to the Registrant or with an existing stockholder of the Registrant, sold to twenty-two existing stockholders and issued to five consultants, one of whom was already a stockholder.
(c)  $6,450 value of employee bonuses, $7,000 value to new directors,
$533,111 sold for cash and $271,250 sold for consulting services in connection with the sale of Common Stock and public relations.
(d)  The Registrant relies upon Section 3(b) of the Securities Act of 1933 and Rule 505 promulgated thereunder in that the Registrant realized in
May 1997 that its funding requirements could exceed the $1,000,000 limitation of Rule 504 and it terminated the Rule 504 offering at May
31, 1997 and commenced an offering under Rule 505 in which it has sold stock to not more than thirty-five non accredited investors (actual number of non-accredited investors is fourteen).
The shares of Common stock issued in the first, second and fourth offerings have not been reduced for cancellations of certain shares issued.
Item 27. Exhibits.
3.1  Articles of Incorporation, as amended *
3.2  By-Laws *
5     Opinion re: legality
10   Employment Agreement with John V. Whitman, Jr.*
23.1  Consent of counsel  (included in Exhibit 5)
23.2  Consent of independent public accountant (to be filed supplementally)
_______________________________________
*Filed as Exhibits to Registration Statement on Form SB-2, Commission File No.
 333-34283.

Item 28. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the
Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-
effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the
Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a
20% change in the maximum aggregate offering price set forth in the
"Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of
1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1)
or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
SIGNATURES
	In accordance with the requirements of the Securities Act of
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cairo, State of Georgia on September 8, 1998.
Chronicle Communications, Inc.
By: /s/ John V. Whitman, Jr.
President and Chief Executive Officer
In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.
Signature			Capacity in which signed:			Date signed:

/s/ Ronald L. Mallett		Director, Chief Accounting Officer
Ronald L. Mallett		and Principal Financial Officer
September 8, 1998

/s/ Jackson L. Morris		Director and Secretary
Jackson L. Morris
September 8, 1998

/s/ John V. Whitman, Jr.	Director, President
John V. Whitman, Jr.		Principal Executive Officer
September 8, 1998

EXHIBIT 5:  OPINION RE: LEGALITY

JACKSON L. MORRIS
ATTORNEY AT LAW
3116 West North A Street
Tampa, Florida 33609
September 8, 1998
Board of Directors
Chronicle Communications, Inc.
Cairo, Georgia
Re:  Registration Statement on Form SB-2
Gentlemen:
I am general counsel for and a director of Chronicle Communications, Inc., a Georgia corporation, (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, (the "Act") on Form SB-2 ("Registration Statement") for the offer and sale of up to 3,060,452 shares (the "Shares") of the Company's common stock, no par value per share, 560,452 of which are currently issued, outstanding and owned by stockholders of the Company and 2,500,000 of which are to be sold by the Company in a self-underwritten public offering as described in said registration statement. Based upon my review of appropriate records of proceedings of the Company's board of directors, subscription documents and the Company's audited balance sheets for the period and year ended September 30, 1996 and 1997, respectively and statement of changes in stockholders' equity from inception to September 30, 1997, it is my opinion that the issued and outstanding Shares included in the Registration Statement are and the Shares to be issued when delivered against payment therefor in an amount approved by the Board of Directors will be legally authorized, duly and validly issued, fully paid and non-assessable.
I hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to me therein under the caption "Interests of Named Experts and Counsel."
Very truly yours
/s/  Jackson L. Morris
Jackson L. Morris



EXHIBIT 23.1:  CONSENT OF COUNSEL

Included in Exhibit 5

EXHIBIT 23.2   CONSENT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

(To be filed supplementally)